                                                                  EXHIBIT (b)(2)

CONFIDENTIAL
--------------------------------------------------------------------------------

                                                                     PROJECT 501

                 PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                                                                FEBRUARY 7, 1996

--------------------------------------------------------------------------------

DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              TAB
                                                              ---

          TRANSACTION OVERVIEW.............................    A

          OVERVIEW OF LEVI STRAUSS CORPORATION.............    B

          LEVI STRAUSS VALUATION INDICATORS................    C

          LEVERAGED RECAPITALIZATION ANALYSIS..............    D

--------------------------------------------------------------------------------
PROJECT 501                                              DILLON, READ & CO. INC.

                              TRANSACTION OVERVIEW

CONFIDENTIAL
--------------------------------------------------------------------------------
                                  BACKGROUND
--------------------------------------------------------------------------------

     . THE TRANSACTION SPONSORS FORMED LSAI HOLDING CORP., "HOLDINGS", FOR THE
       ULTIMATE PURPOSE OF PURSUING A TRANSACTION DESIGNED TO CREATE A NEW, REFOCUSED LEVI STRAUSS ASSOCIATES INC., "LSAI", DEDICATED TO REMAINING PRIVATELY-HELD AND MANAGED WITH AN EXPLICIT COMMITMENT TO ACHIEVING SUPERIOR FINANCIAL RETURNS WHILE OPERATING IN A VALUES ORIENTED MANNER.

     . THE TRANSACTION SPONSORS HAVE INVITED HOLDERS OF CLASS L COMMON STOCK OF
       LSAI MEETING CERTAIN CRITERIA SET FORTH IN HOLDING'S OFFERING MEMORANDUM TO CONTRIBUTE THEIR CLASS L SHARES TO HOLDINGS ON THE TERMS SPECIFIED THEREIN, SUBJECT TO A LATER RIGHT, SUBSEQUENTLY GRANTED TO SUCH HOLDERS, TO FULLY OR PARTIALLY "OPT-OUT" OF SUCH PARTICIPATION.

     . HOLDINGS HAS DETERMINED TO PROPOSE A MERGER TRANSACTION IN WHICH LSAI
       WILL BE ACQUIRED AS A WHOLLY OWNED SUBSIDIARY OF HOLDINGS, WITH THE HOLDERS OF ALL SHARES OF CLASS E COMMON STOCK OF LSAI AND THOSE SHARES OF CLASS L COMMON STOCK OF LSAI NOT HELD BY OR BEING REINVESTED IN HOLDINGS RECEIVING CASH FOR THEIR SHARES.

--------------------------------------------------------------------------------
PROJECT 501                   A - 1                      DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                         SUMMARY OF THE MERGER PROPOSAL
--------------------------------------------------------------------------------

     . CLASS L STOCKHOLDERS RECEIVE $265 PER SHARE IN CASH IN EXCHANGE FOR EACH
       SHARE OF CLASS L STOCK NOT CONTRIBUTED TO HOLDINGS

     . CLASS E STOCKHOLDERS RECEIVE $265 PER SHARE IN CASH IN EXCHANGE FOR
       THEIR STOCK

         - Class E stockholders are not being asked to reinvest in Holdings and will not have a continuing equity interest in LSAI or Holdings through employee plans or otherwise. Current employee plans will be either modified or terminated

         - In lieu of an equity interest, it is expected that all employees will participate in new employee arrangements designed to align employee and stockholders' interests by providing cash payments to employees based upon future value created

         - Management liquidity program will not be assumed by Holdings and will be discontinued following the transaction

     . $265 PER SHARE OFFER PRICE REPRESENTS A 40% PREMIUM TO THE NOVEMBER 30,
       1995 PUBLIC MARKET EQUIVALENT VALUATION OF $189 PER SHARE COMPLETED BY MORGAN STANLEY

--------------------------------------------------------------------------------
PROJECT 501                   A - 2                      DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                         SUMMARY OF THE MERGER PROPOSAL
--------------------------------------------------------------------------------

     . DISSENTING CLASS L AND CLASS E STOCKHOLDERS WHO HAVE PROPERLY DEMANDED
       APPRAISAL RIGHTS WILL BE ENTITLED TO A JUDICIAL APPRAISAL DETERMINATION OF THE FAIR VALUE OF THEIR SHARES, WHICH COULD BE MORE OR LESS THAN THE $265 PER SHARE PRICE OFFERED

     . KEY CONDITIONS TO THE OFFER INCLUDE REVIEW AND APPROVAL OF THE MERGER
       AND MERGER CONSIDERATION BY THE SPECIAL COMMITTEE AND RECEIPT OF FINANCING COMMITMENTS; HOWEVER, THE TRANSACTION SPONSORS RESERVE THE RIGHT TO WAIVE ANY SUCH CONDITIONS AND PROCEED WITH A TRANSACTION, WITH OR WITHOUT MODIFICATION

     . NO REDEMPTIONS, DIVIDEND PAYMENTS OR OTHER LIQUIDITY OPPORTUNITIES,
       OTHER THAN UNDER THE ESTATE TAX REPURCHASE POLICY, ARE CONTEMPLATED IN THE NEAR FUTURE FOR PARTICIPATING L STOCKHOLDERS

--------------------------------------------------------------------------------
PROJECT 501                   A - 3                      DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                              PROPOSAL MULTIPLES
--------------------------------------------------------------------------------

                                                                 SENSITIVITY ANALYSIS
                                      LEVI STRAUSS    ------------------------------------------
MERGER PRICE:                             DATA           $189      $225        $265       $275
                                                      ---------  ---------  ---------  ---------
Total Equity Value ($MM)                              $10,064.6  $11,981.7  $14,111.8  $14,644.3

P/E:
------------------------------
   1995 Earnings /(a)/                  $  599.8           16.8x      20.0x      23.5x      24.4x

   1996E Earnings /(b)/                    559.1           18.0       21.4       25.2       26.2
   1996E Earnings /(c)/                    644.6           15.6       18.6       21.9       22.7
   1996E Earnings /(c)/                    690.7           14.6       17.3       20.4       21.2

PRICE AS A MULTIPLE OF:
------------------------------
   Book Value (11/26/95)                $2,361.9            4.3x       5.1x       6.0x       6.2x

UNLEVERED PRICE AS A MULTIPLE:
------------------------------
   1995 Revenues                        $6,707.6            1.3x       1.6x       2.0x       2.0x
   1995 EBITDA/(a)/                      1,055.8            8.6       10.4       12.4       12.9
   1995 EBIT/(a)/                          940.7            9.6       11.7       13.9       14.5

---------------
/(a)/ FYE 11/26/95 adjusted for non-recurring items - see page B-20 /(b)/ Management projections
/(c)/ Modified management projections - see page B-20

--------------------------------------------------------------------------------
PROJECT 501                   A - 4                      DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             DILLON READ ASSIGNMENT
--------------------------------------------------------------------------------

  . AS OF DECEMBER 15, 1995, DILLON READ WAS ENGAGED BY LEVI STRAUSS ASSOCIATES INC. TO SERVE AS EXCLUSIVE FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

          - If requested, Dillon Read will render a written opinion to the Special Committee relating to the fairness opinion from a financial point of view of the consideration to be received by the holders of Class E common stock and Class L Common stock not held by Holdings pursuant to the Merger

   . DILLON READ HAS NOT CONDUCTED AN INDEPENDENT APPRAISAL OF THE ASSETS OF THE COMPANY, HAS PERFORMED ITS ANALYSIS BASED ON ECONOMIC MARKET AND OTHER CONDITIONS AS OF THE DATE HEREOF, AND HAS RELIED UPON THE ACCURACY AND COMPLETENESS OF ALL MATERIALS SUPPLIED TO DILLON READ BY THE COMPANY AND ITS AGENTS

   . DILLON READ HAS NOT BEEN ENGAGED TO CONDUCT DUE DILIGENCE REGARDING, OR PASS ON THE FAIRNESS OF, THE OFFERING

   . DILLON READ WAS NOT AUTHORIZED TO CONDUCT, AND DID NOT CONDUCT, AN "AUCTION PROCESS" WITH RESPECT TO THE SOLICITATION OF THIRD PARTY INTEREST IN THE COMPANY

--------------------------------------------------------------------------------
PROJECT 501                   A - 5                      DILLON, READ & CO. INC.

OVERVIEW OF LEVI STRAUSS

CONFIDENTIAL
--------------------------------------------------------------------------------
                            APPAREL/RETAIL INDUSTRY
--------------------------------------------------------------------------------

   . THE U.S. RETAIL INDUSTRY IN RECENT YEARS HAS EXPERIENCED SUBSTANTIAL TRANSFORMATION THROUGH CONSOLIDATION OR CLOSURE OF A NUMBER OF MAJOR RETAILERS

         - Major retailers are larger, exhibit more centralized buying practices, have greater leverage with apparel manufacturers and expose apparel manufacturers to greater credit risk

   .  CONSUMERS WORLDWIDE ARE BECOMING MORE PRICE AND VALUE CONSCIOUS

         -  Success of mass market retailers supports this trend

         - Increasing pressure from consumers and competitors has limited the retailers' ability to raise prices and has resulted in apparel price deflation and erosion of profit margins

         - The retailers' need to stabilize their own profitability has created demand for more and different services from apparel suppliers to streamline their utilization of capital

   . IN AN EFFORT TO REDUCE ITS INVESTMENT IN INVENTORIES, MINIMIZE "OUT-OF-STOCKS", MAJOR RETAILERS ARE PLACING INCREASING PRESSURE ON APPAREL MANUFACTURERS

         - Effective business partnerships focused on customer service are becoming a key component of success for apparel suppliers as more retailers demand more floor-ready and receipt-ready programs, automated product replenishment arrangements and enhanced store merchandise support

         - As retailers continue to place orders closer in time to requested delivery dates, apparel manufacturers delivery performance will take on increasing importance

--------------------------------------------------------------------------------
PROJECT 501                        B - 1                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                        APPAREL/RETAIL INDUSTRY (CONT'D)
--------------------------------------------------------------------------------

  . MAJOR U.S. DEPARTMENT STORES ARE REDUCING THEIR NUMBER OF APPAREL SUPPLIERS AND INCREASINGLY ARE CARRYING ONLY THE TOP PERFORMING NATIONAL BRANDS

  . MAJOR U.S. RETAILERS ARE EXPANDING SHELF SPACE DEVOTED TO LOWER-PRICED "HOUSE BRANDS"

         - J.C. Penney's Arizona Jean Company brand and Sears' Canyon River Blues brand have demonstrated early success

         - As shelf space for private label products continues to expand, secondary and tertiary brands will be negatively impacted

   . APPAREL MANUFACTURERS BUSINESSES ARE BECOMING LESS CONTROLLABLE WITH THE CONTINUING TREND TOWARDS ELECTRONIC SHOPPING AND GLOBAL RETAILING

--------------------------------------------------------------------------------
PROJECT 501                        B - 2                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             LEVI SEGMENT ANALYSIS
--------------------------------------------------------------------------------

                                                                      1995
                                      -------------------------------------------------------------------
                                                                                              MANAGEMENT
                                                                   MANAGEMENT                 EARNINGS AS
                                        SALES       % OF TOTAL      EARNINGS      % OF TOTAL  % OF SALES
                                      --------      ----------     ----------     ----------  -----------
LSNA                                  $4,319.1         64.4%        $  639.0         62.0%        14.8%

LSI                                   $2,403.2         35.8%        $  547.8         53.2%        22.8%
Allocated Corporate Expense                0.0          0.0           (156.6)       (15.2)         NM
Other                                    (14.7)        (0.2)             0.2          0.0          NM
                                      --------        -----         --------        -----         ----
     TOTAL COMPANY                    $6,707.6        100.0%        $1,030.3        100.0%        15.4%
                                      ========        =====         ========        =====         ====
     Unallocated Corporate                                              16.8
     Minority Interest                                                   2.4
     Acquisition Expense                                                17.3
     Net Interest Expense (Income)                                     (41.0)
                                                                    --------
               PRETAX INCOME                                        $1,034.8
     Taxes                                                             300.1
                                                                    --------
               NET INCOME                                           $  734.7
                                                                    ========

--------------------------------------------------------------------------------
PROJECT 501                        B - 3                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           LEVI STRAUSS NORTH AMERICA
--------------------------------------------------------------------------------

   . LSNA (LEVI STRAUSS NORTH AMERICA) TERRITORY INCLUDES THE UNITED STATES, CANADA AND MEXICO

   .  RECENTLY REORGANIZED INTO OPERATING UNITS DEFINED BY:

                Product Line:    Levi's and Dockers
                Region:          Canada and Mexico
                Service:         Levi's Only stores

   .  EACH U.S. DIVISION MAINTAINS ITS OWN
      MERCHANDISING, SALES AND ADVERTISING STAFF

   . U.S. SALES TO TOP 25 ACCOUNTS REPRESENTED 66% OF TOTAL 1994 U.S. DOLLARS SALES

   . DOLLAR SALES OF LEVI'S MEN'S JEANS AND RELATED PRODUCTS SOLD IN THE U.S. ACCOUNTED FOR 31% OF WORLDWIDE SALES IN 1995

   . U.S. SALES OF NON-JEAN-RELATED CASUAL APPAREL PRODUCTS REPRESENTED 13% OF WORLDWIDE SALES FOR 1995

--------------------------------------------------------------------------------
PROJECT 501                        B - 4                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           LEVI STRAUSS INTERNATIONAL
--------------------------------------------------------------------------------
   . LSI (LEVI STRAUSS INTERNATIONAL) DIVISION MANUFACTURES AND MARKETS JEANS AND RELATED PRODUCTS WORLDWIDE, THROUGH EITHER JOINT VENTURES OR LICENSE ARRANGEMENTS IN:

         -  Europe

         -  Latin America (except Mexico)

         -  Asia/Pacific

   . SALES ARE PRIMARILY DERIVED FROM BASIC LINES OF JEANS, TOPS AND OTHER DENIM APPAREL

   .  LSI MARKETS PRODUCTS IN OVER 40 COUNTRIES

   . GENERALLY, JEANS ARE CONSIDERED FASHION ITEMS RATHER THAN BASIC FUNCTIONAL PRODUCTS AND MARGINS ARE SIGNIFICANTLY HIGHER THAN LSNA

   . LSI IS PROJECTED TO CONTRIBUTE 36% OF TOTAL COMPANY SALES AND 46% OF TOTAL NORTH AMERICAN AND INTERNATIONAL MANAGEMENT EARNINGS COMBINED IN 1995

--------------------------------------------------------------------------------
PROJECT 501                        B - 5                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                      CSSC
--------------------------------------------------------------------------------

   . SURVEYS OF MAJOR U.S. RETAILERS REVEALED THAT ALTHOUGH STRONG IN PRODUCT QUALITY AND MARKETING, THE COMPANY PERFORMED POORLY ON MANY MEASUREMENTS OF CUSTOMER SERVICE
         - The Company's competitors, principally VF Corp., demonstrated higher levels of customer service and better delivery performance

   . THE COMPANY FACED INCREASING PRESSURE FROM RETAILERS IN MANY OF ITS MARKETS TO IMPROVE ITS PRODUCT SUPPORT AND DELIVERY PERFORMANCE

         - Retailers demanded more floor-ready and receipt-ready programs, automated product replenishment arrangements, enhanced store merchandise support and the placing of orders closer in time to requested delivery dates

    . IN RESPONSE TO CUSTOMER'S DEMANDS, THE COMPANY EMBARKED UPON THE CSSC INITIATIVE IN 1992 TO IMPROVE THE QUALITY OF SERVICE IT PROVIDES ITS CUSTOMERS

         - The CSSC initiative requires significant capital expenditures and transitional expenses to develop and implement new business processes intended to enable the Company to meet a number of defined customer service targets

         - The Company will complete and phase-in three new customer service centers

--------------------------------------------------------------------------------
PROJECT 501                        B - 6                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                 CSSC (CONT'D)
--------------------------------------------------------------------------------

   . IN NOVEMBER, 1995, THE COMPANY REEXAMINED CSSC IN ITS ENTIRETY AND REVISED THE CUSTOMER SERVICE GOALS AND EXTENDED THE TIMETABLE WHICH IS INTENDED TO REDUCE THE COSTS AND BUSINESS DISRUPTION RISKS OF THE INITIATIVE

   . AFTER INTERVIEWING MANAGEMENT AND REVIEWING INTERNAL MANAGEMENT DOCUMENTS, WE HAVE CONCLUDED THAT TWO-THIRDS OF CSSC TRANSITION EXPENSES ARE NON-RECURRING FOR PURPOSES OF NORMALIZING EARNINGS FOR VALUATIONS BASED UPON 1995-1996

--------------------------------------------------------------------------------
PROJECT 501                        B - 7                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                      CSI
--------------------------------------------------------------------------------

   . IN RESPONSE TO RETAILERS DEMANDS THAT CONFRONTED THE U.S. BUSINESS, THE COMPANY PROACTIVELY ADOPTED THE CSI INITIATIVE TO IMPROVE THE QUALITY OF SERVICE IT PROVIDES ITS INTERNATIONAL CUSTOMERS AND PREEMPT WHAT HAD HAPPENED IN ITS U.S. BUSINESS FROM HAPPENING IN ITS INTERNATIONAL MARKETS

   . THE COMPANY'S EUROPEAN AND ASIA PACIFIC CUSTOMER SERVICE INITIATIVES ARE BOTH APPROACHING COMPLETION OF THE PLANNING STAGE

   . IMPLEMENTATION IS EXPECTED TO BEGIN IN 1996 AND IS BASED ON AN INTEGRATED AND PHASED APPROACH OVER AN EXTENDED TIMEFRAME (5 - 10 YEARS)

   . BASED IN PART ON THE U.S. EXPERIENCE, THE COMPANY IS FOCUSING ON THE COST EFFECTIVENESS, THE ANTICIPATED BENEFITS OF THE INITIATIVE, AND THE IMPACT ON BUSINESS DISRUPTION, IN REVIEWING PROPOSED BUSINESS PROCESS DESIGNS

   . IN OUR VIEW, NONE OF THE CSI TRANSITION EXPENSES ARE NON-RECURRING FOR PURPOSES OF NORMALIZING EARNINGS BECAUSE OF THE EXTENDED TIME FRAME (5-10 YEARS) FOR IMPLEMENTATION OF THE INITIATIVE

--------------------------------------------------------------------------------
PROJECT 501                        B - 8                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                    SOURCING
--------------------------------------------------------------------------------

   . INDEPENDENT CONTRACTORS PRODUCE APPROXIMATELY ONE-HALF OF THE COMPANY'S PRODUCTS MANUFACTURED FOR SALE IN U.S. AND 45% OF GOODS FOR SALE OUTSIDE THE U.S.

   . THE COMPANY'S GLOBAL SOURCING AND OPERATING GUIDELINES DEFINE THE TERMS OF ENGAGEMENT AND GUIDELINES CONTROLLABLE BY INDIVIDUAL BUSINESS PARTNERS AND THOSE ISSUES AND GUIDELINES SPECIFIC TO OPERATING IN A COUNTRY

         - These guidelines possibly limit some of the Company's sourcing options and its access to certain lower cost production

   . PRESENTLY, THERE IS A SUBSTANTIAL DISPARITY BETWEEN U.S. AND OFFSHORE COST OF PRODUCTION

         - The Company continually reviews its long-term sourcing plan and is engaged in various efforts, in the context of a values-based approach, to reduce the costs of its U.S. manufacturing and rationalize its supplier base

   . THE COMPANY CONTINUES TO HAVE A STRONG OPERATING RELATIONSHIP WITH CONE MILLS CORP., ITS SOLE WORLDWIDE SUPPLIER OF DENIM USED IN 501 JEANS

   . DENIM PRICES, ALTHOUGH HAVING INCREASED IN THE LAST 18 MONTHS, HAVE GENERALLY BEEN STABLE HISTORICALLY WITH MINIMAL REAL INCREASES RELATIVE TO INFLATION

         - Cotton prices have risen dramatically and are expected to increase further in 1996 possibly contributing to continued increases in denim prices

--------------------------------------------------------------------------------
PROJECT 501                        B - 9                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          OVERALL COMPETITIVE POSITION
--------------------------------------------------------------------------------

   . THE COMPANY HAS ESTABLISHED A STRONG COMPETITIVE POSITION RELATIVE TO ITS TRADITIONAL COMPETITORS THROUGH PRODUCT QUALITY AND EFFECTIVE CONSUMER MARKETING

         - The Company has a significant market presence in those channels in which it has chosen to sell its products

         - The Company presently has chosen not to distribute its products in the growing mass market channels (i.e. Wal-Mart, Target) in an effort to preserve and control product consistency and image of the Levi's brand

   . SEVERAL MAJOR TRENDS IN THE RETAIL INDUSTRY HAVE IMPROVED THE COMPANY'S POSITION RELATIVE TO ITS TRADITIONAL COMPETITORS:

         - Major retailers' trimming of branded resources in favor of top performing national brands has improved the Company's position and has negatively impacted other secondary and tertiary brands including VF's products, Haggar and Savane (Farah). Increasingly, retailers choose only Dockers as the branded resource in men's casuals

         - The emergence of comparable quality, lower-priced house brands and continued expansion of retail shelf space for these brands has yet to impact the Company's brands; however, its traditional competitors are losing retail space and experiencing volume losses in major department stores

--------------------------------------------------------------------------------
PROJECT 501                        B - 10                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          OVERALL COMPETITIVE POSITION
--------------------------------------------------------------------------------

   . THE COMPANY'S SCALE AND INVESTMENT IN CUSTOMER SERVICE INITIATIVES HAVE POSITIONED IT FAVORABLY RELATIVE TO ITS COMPETITORS

         - Based upon continuing trends towards consolidation in the retail industry and the major retailers' increasing demands of apparel manufacturers, only larger manufacturers will be able to commit large orders from such retailers and execute quick response delivery schedules. Apparel manufacturers will require the financial and organizational the resources to invest heavily in information systems to meet these demands

         - CSSC and CSI will enable the Company to surpass many of its competitors in achieving measurable customer service targets

   .  IN THE U.S. JEANS MARKET:

         - Calvin Klein has had a major impact and is well received among the Company's department store accounts

         - Higher price point brands, such as Guess, continue to lose ground as consumers become increasingly value conscious

         - Other brands such as VF's Lee brand, Bugle Boy and Union Bay are maintaining a retail presence, but appear to fall short in achieving growing consumer acceptance

         - J.C. Penney's Arizona Jean Company brand and Sears Canyon River Blues brand are success stories that are fueling interest on the part of other retailers to pursue private label strategies as a means of attracting price and value conscious consumers

--------------------------------------------------------------------------------
PROJECT 501                        B - 11                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          OVERALL COMPETITIVE POSITION
--------------------------------------------------------------------------------

   .  IN THE U.S. CASUALS MARKET:
         - Traditional competitors (particularly Haggar) are losing retail space

         - Specialty store/brand combinations (such as the GAP, Eddie Bauer) as well as high end catalogs offer stiff competition in their often times more effective display and service offerings

   .  IN EUROPE:
         - Diesel has significantly increased their visibility and its marketing support has outpaced the Company's growth
         - VF's Lee brand is maintaining position while its Wrangler brand is faltering. VF has intensified its marketing efforts in Germany
         -  House labels continue to register the greatest volume growth

   .  IN JAPAN:
         - Competitors, including market share leader Edwin, continue to compete on price to grow market share in response to the growing number of value-oriented consumers

--------------------------------------------------------------------------------
PROJECT 501                        B - 12                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      LEVI STRAUSS OVERALL CONSIDERATIONS
--------------------------------------------------------------------------------

     POSITIVE CONSIDERATIONS
     -----------------------

    . SIZE AND SHARE: THE COMPANY IS THE WORLD'S LARGEST BRAND-NAME APPAREL MANUFACTURER AND IS THE LARGEST SUPPLIER (OF ALL SUPPLIERS) TO MOST OF ITS MAJOR RETAIL ACCOUNTS

    . LARGE BASIC, FUNCTIONAL AND NON-FASHION DRIVEN MEN'S AND YOUTH MARKET EXISTS IN THE COMPANY'S LARGEST CUSTOMER BASE

    . DIVERSITY AND QUALITY OF EARNINGS WITH A LARGE AND SUCCESSFUL INTERNATIONAL BUSINESS

    .  TREND IN MAJOR RETAIL ACCOUNTS TO CARRY ONLY TOP PERFORMING NATIONAL
       BRANDS

    . CONTINUING INVESTMENT IN RETAIL AND POINT OF SALE MARKETING PROGRAMS AND SHOP CONCEPTS AND IN CONSUMER ADVERTISING AND MARKETING

    . SUCCESSFUL DEVELOPMENT, IMPLEMENTATION AND EXECUTION OF THE CUSTOMER SERVICE INITIATIVES CREATING EFFECTIVE BUSINESS PARTNERSHIPS AND BARRIERS TO ENTRY

    .  INCREASING ACCEPTANCE OF CASUAL DRESS IN THE WORKPLACE

--------------------------------------------------------------------------------
PROJECT 501                        B - 13                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      LEVI STRAUSS OVERALL CONSIDERATIONS
--------------------------------------------------------------------------------

     NEGATIVE CONSIDERATIONS
     -----------------------

     .  INCREASED PREVALENCE OF PRICE AND VALUE CONSCIOUS CONSUMERS

     .  APPAREL PRICE DEFLATION TRENDS AND INCREASING PRICE COMPETITION

     .  CONSOLIDATION OF MAJOR RETAILERS

     .  INCREASED PENETRATION, ACCEPTANCE AND SUCCESS OF LOWER-PRICED HOUSE
        BRANDS

     .  FASHION ELEMENT OF INTERNATIONAL AND WOMEN'S BUSINESS

     . IN INTERNATIONAL MARKETS, THE COMPANY HAS ALREADY CAPTURED SIGNIFICANT VOLUME AND EARNINGS GROWTH IN THOSE COUNTRIES WHOSE SOCIAL AND ECONOMIC DEMOGRAPHICS ARE FAVORABLE TO THE COMPANY'S BUSINESS. DEVELOPMENT OF NEW MARKETS, MANY OF WHICH ARE THIRD WORLD COUNTRIES WITH LIMITED DISPOSABLE INCOME, WILL REQUIRE SIGNIFICANT INVESTMENT AND GENERALLY OFFER FEWER OPPORTUNITIES TO RECEIVE PREMIUM PRICES

     .  VOLATILITY OF WOMEN'S MARKET

     .  THE INCREASING IMPORTANCE OF MASS MARKET RETAILERS (I.E. WAL-MART,
        TARGET)

     . RISKS (I.E. EXCHANGE, SOCIOECONOMIC AND POLITICAL INSTABILITY) ASSOCIATED WITH INTERNATIONAL OPERATIONS

     .  CONTINUED DIVERSION AND COUNTERFEITING OF PRODUCTS

     . LOSS OF CONTROL OF BRAND AND BUSINESS AS A RESULT OF A BORDERLESS WORLD (I.E. ELECTRONIC SHOPPING, GLOBAL RETAILING, CROSS BORDER SHOPPING)

     .  UPWARD TREND IN OPERATING EXPENSES

     .  VALUES BASED APPROACH POTENTIALLY RESULTING IN SUBOPTIMIZATION OF
        PROFITS

--------------------------------------------------------------------------------
PROJECT 501                        B - 14                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                              RECENT DEVELOPMENTS
--------------------------------------------------------------------------------

      DATE                        EVENT
     --------     --------------------------------------------------------
     11/17/95     Named Walter J. Haas to Board of Directors
     10/11/95     3rd Quarter net income jumps 34% on record sales
     10/05/95     Acquires Custom Clothing Technology
      7/12/95     Rising denim prices may cut profits
      5/31/95     Levi jeans to be sold in India
      4/13/95     1st Quarter net income rises 25% on 12% sales growth
      3/22/95     Levi to spend $850MM to reorganize U.S. operations
      2/23/95     4th Quarter net rises 38% on sales growth of 11%
      1/27/95     Levi and Designs, Inc. agree to operate
                  between 35 and 50 Levi's stores together

--------------------------------------------------------------------------------
PROJECT 501                        B - 15                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                               BUDGETING PROCESS
--------------------------------------------------------------------------------

    . THE COMPANY HAS ADOPTED A "BOTTOMS-UP" APPROACH TO PREPARING THE ANNUAL BUSINESS PLAN ("ABP")

         - Individual business units prepare business plans that are consolidated in consultation with senior management of the North American and International businesses and corporate

    . MANAGEMENT PRESENTS THE UPCOMING FISCAL YEARS ABP TO THE BOARD GENERALLY IN NOVEMBER OF THE CURRENT FISCAL YEAR

    . MANAGEMENT, UNLIKE YEARS PAST, PRODUCED A PRELIMINARY AND FINAL ABP FOR THE BOARD IN 1996

         - Senior management requested further review of key operating expense aspects of the ABP. Volume, pricing and gross margin assumptions did not change materially from the preliminary ABP to the final ABP

    . ALTHOUGH MANAGEMENT HAS PERFORMED WITHIN 5% OF ITS UNIT VOLUME PLAN, IT HAS CONSISTENTLY PERFORMED WELL ABOVE ITS MANAGEMENT EARNINGS PLAN

         - Numerous serendipitous events (i.e. workers compensation credits, favorable exchange movements) have contributed to much of the variance

         - Incentive compensation has now been decoupled from the management earnings plan

--------------------------------------------------------------------------------
PROJECT 501                        B - 16                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                  NET INCOME/(a)/ BUDGET VARIANCE ANALYSIS
--------------------------------------------------------------------------------

                                       MANAGEMENT                      MORGAN STANLEY /(b)/
                              -----------------------------     ----------------------------------
                      ACTUAL  BUDGET   VARIANCE  VARIANCE %     BUDGET      VARIANCE    VARIANCE %
                      ------  ------   --------  ----------     ------      --------    ----------
1990                   $251    $140      $112       80.1%         NA           NA          NA
1991                    357     209       148       70.8%         NA           NA          NA
1992 /(c)/              361     309        52       16.7%       $312/(d)/    $ 49         15.7%
1993                    493     399        94       23.6%        399           94         23.6%
1994 /(e)(f)/           558     327       231       70.6%        439          119         27.1%
1995 /(e)(f)/           735     412       323       78.4%        562          173         30.8%
                       ----    ----      ----                   ----         ----
   Average                               $160       68.0%                    $109         24.3%
                                         ====                                ====

---------------
/(a)/  Before changes in accounting principles and preferred dividends
/(b)/  November common stock valuations
/(c)/ Including stock option charges; excluding these charges budget variance would have been $168 million or 55%
/(d)/ For valuation purposes Morgan Stanley used $330 million; 75% of $23.6 million of acquisition expense was added back
/(e)/ Morgan Stanley qualified CSSC expenses as non-recurring and excluded CSSC budgeted expenses for valuation purposes, including these expenses for the purposes of budgeting net income would have resulted in a $290MM (65%) and a $207MM (59%) variance for 1995 and 1994, respectively
/(f)/ Morgan Stanley added $33.0 million and $24.0 million in potential after-tax upside to the management plan for 1995 and 1994, respectively. No upside was added for 1992 and 1993

--------------------------------------------------------------------------------
PROJECT 501                        B - 17                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      NET INCOME BUDGET VARIANCE ANALYSIS
--------------------------------------------------------------------------------

                                                     1993          1994         1995
                                                    -----        ------        -----
Plan Net Income                                     $ 399        $  327        $ 412
Variances:
      -  Exchange                                      (1)           42           22
      -  Volume                                       106            10           88
      -  Price/Cost Mix                                33            80           74
      -  Variances from Standard Cost                  35            52           28
      -  Inventory Adjustments/Markdowns              (13)           (1)           0
      -  Operating Expense                            (38)           (2)         (91)
      -  Workers Compensation                           -            86          103
      -  CSSC/CSI                                       -           126          119
      -  Other Income/Expense                          (2)           17           14
                                                    -----        ------        -----
Subtotal Operating Companies (LSNA/LSI) Variance    $ 120        $  410        $ 357
      -  Corporate Expense                             (4)          (47)         (26)
      -  Net Interest Expense                          26             8           19
      -  Management Compensation Change                 -           (16)           -
      -  Other Operations                               2             3           (2)
      -  Taxes                                        (50)         (127)        (125)
      -  Tax Settlements/(a)/                           -             -          100
                                                    -----        ------        -----
Subtotal Corporate                                   ($26)        ($179)        ($34)
                                                    -----        ------        -----
      Total Variance                                $  94        $  231        $ 323
                                                    =====        ======        =====
      Actual Net Income /(b)/                       $ 493        $  558        $ 735
      Actual Variance (3 year average = 57.4%)       23.6%         70.6%        78.4%

---------------
/(a)/  1994 settlement regarding US/Belgium royalty rates
/(b)/  Before changes in accounting principles and preferred dividends

--------------------------------------------------------------------------------
PROJECT 501                        B - 18                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
               NET INCOME/(a)/ BUDGET VARIANCE ANALYSIS (CONT'D)
--------------------------------------------------------------------------------

                                                    1993          1994         1995
                                                    -----         -----        -----
Total Net Income Variance                           $  94         $ 231        $ 323
Non-Recurring Items, Discretionary
 Programs and Uncontrollable Events:
 (After-tax)/(a)/
      -  Workers Compensation                           -           (54)         (65)
      -  Management Compensation Change                 -            10            -
      -  Tax Settlements                                -             -         (100)
      -  CSSC/CSI                                       -           (79)         (75)
      -  Exchange                                       1           (26)         (14)
                                                    -----         -----        -----
      Sub-total                                         1          (150)        (254)
Adjusted Variance                                   $  95         $  81        $  69
                                                    =====         =====        =====
Adjusted Variance % (3 year average =  21.8%)        23.7%         24.8%        16.8%

---------------
/(a)/  LSNA tax rate assumed to equal 37.0%; LSI 41.0%

--------------------------------------------------------------------------------
PROJECT 501                        B - 1                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                            1996E EARNINGS ESTIMATE
--------------------------------------------------------------------------------

                                                   1996E
                                     -------------------------------------
                            1995       HIGH      MORGAN STANLEY    LOW
                          --------   --------    --------------  ---------
EBITDA                    $1,111.3   $  969.2        $  969.2     $  969.2
  CSSC/(a)/                   47.5       88.0            65.0         88.0
  Workers' Comp.            (103.0)
                          --------   --------        --------     --------
                          $1,055.8   $1,057.2        $1,034.2     $1,057.2

  Upside                                125.0           125.0         50.0
                          --------   --------        --------     --------
                          $1,055.8   $1,182.2        $1,159.2     $1,107.2
                          ========   ========        ========     ========

NET INCOME                $  734.7   $  559.1        $  559.1     $  559.1
  CSSC/(b)/                   29.9       55.4            39.2         55.4
  Workers' Comp./(b)/        (64.9)        --              --           --
  Tax Settlement            (100.0)        --              --           --
                          --------   --------        --------     --------
                          $  599.8   $  614.5        $  598.3     $  614.5

  Upside                                 76.2            75.3         30.1
                          --------   --------        --------     --------
                          $  599.8   $  690.7        $  673.5     $  644.6
                          ========   ========        ========     ========

---------------
/(a)/ Two-thirds of CSSC transition expenses (1995 = $71.6, 1996E = $132.0) are classified as non-recurring for valuation purposes.
/(b)/  LSNA tax rate assumed to be 37%; LSI tax rate assumed to be 41%

--------------------------------------------------------------------------------
PROJECT 501                        B - 20                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             1996E POTENTIAL UPSIDE
--------------------------------------------------------------------------------

              EXPLANATION                 HIGH  MORGAN STANLEY  LOW
           -----------------------------  ----  --------------  ---

           POTENTIAL PRETAX UPSIDE
           -----------------------
           LSNA:
            -  Higher volume              $ 10       $ 25       $ 5
            -  Lower operating expenses     10         20         5
                                          ----       ----       ---
                                          $ 20       $ 45       $10
           LSI:
            -  Higher volume              $ 15       $ 30       $10
            -  Lower operating expenses     50         50        25
                                          ----       ----       ---
                                          $ 65       $ 80       $35

           CSI                            $ 10         --        --
           Other Programs                   10         --        --
           Workers Compensation             20         --        --
                                          ----       ----       ---
                                          $ 40       $  0       $ 5
                                          ----       ----       ---
           Total                          $125       $125       $50
                                          ====       ====       ===

--------------------------------------------------------------------------------
PROJECT 501                        B - 21                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             1996E POTENTIAL UPSIDE
--------------------------------------------------------------------------------

    . We believe that the range of pre-tax potential upside ($50 million case and $125 million case) incorporated in our 1996 earnings estimate is an reflection of our near term view of the Company's prospects

    . Management emphasized that the Annual Business Plan submitted to the Board of Directors is achievable but not conservative

         - Certain members of management expressed a view that the plan was aggressive and would be a difficult challenge to achieve and indicated that there is some downside risk to the plan (i.e. growth in the U.S. Levi's Brand)

         -  Incentive compensation has been decoupled from the business plan

     . Excluding uncontrollable and non-recurring events and programs (workers compensation, tax credits, etc.) the adjusted historical budget variance is significantly lower than actual variance and has improved over the last three years

     . Although results are preliminary, management has indicated that the U.S. Women's jeans and U.S Dockers businesses are not performing as well as had been anticipated in the business plan

     . Operating expense reductions from the plan in both domestic and international markets will be a challenge to management as the Company invests in new markets and new businesses, repositions products, and defends its existing business from competitors

--------------------------------------------------------------------------------
PROJECT 501                        B - 22                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                MARGIN ANALYSIS
--------------------------------------------------------------------------------


                                   ACTUAL                    MODIFIED 1996             MODIFIED PLAN
                             ------------------              -------------   --------------------------------
                             1992   1993   1994    1995/(a)/  HIGH    LOW    1997   1998   1999   2000   2001
                             ----   ----   ----    --------   ----    ---    ----   ----   ----   ----   ----
GROSS PROFIT MARGIN
     Levi Strauss            38.4%  38.3%  38.8%     39.9%    39.4%   39.4%  39.5%  39.4%  39.5%  39.6%  39.6%

     V.F. Corp.              31.9%  31.1%  31.9%     31.5%      --      --     --     --     --     --     --
     Nike                    39.3%  39.3%  39.8%     39.8%      --      --     --     --     --     --     --
     Gap                     33.9%  35.6%  36.9%     35.2%      --      --     --     --     --     --     --


EBITDA MARGIN
     Levi Strauss/(b)/       16.5%  16.8%  16.4%     15.7%    15.8%   15.0%  15.7%  16.1%  17.3%  18.2%  18.6%

      V.F. Corp.             14.1%  12.9%  14.0%     13.5%      --      --     --     --     --     --     --
      Nike                   17.3%  14.9%  15.7%     16.7%      --      --     --     --     --     --     --
      Gap                    15.5%  17.2%  18.4%     17.2%      --      --     --     --     --     --     --


EBIT MARGIN
      Levi Strauss/(b)/      14.8%  14.9%  14.5%     14.0%    14.8%   14.0%  14.7%  15.0%  16.2%  17.1%  17.5%

      V.F. Corp.             11.2%  10.0%  10.8%     10.2%      --      --     --     --     --     --     --
      Nike                   15.4%  13.0%  13.9%     14.9%      --      --     --     --     --     --     --
      Gap                    11.6%  12.9%  13.9%     12.5%      --      --     --     --     --     --     --

---------------
/(a)/  LTM for V.F. Corp, Nike and Gap
/(b)/   Adjusted for non-recurring items

--------------------------------------------------------------------------------
PROJECT 501                        B - 23                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                        INCOME STATEMENT RECONCILIATION
--------------------------------------------------------------------------------

                                                YEAR ENDED NOVEMBER 27,
                                          -----------------------------------
                                           1992    1993     1994       1995
                                          ------  ------  --------   --------
Management Earnings/(a)/                  $875.5  $916.7  $1,038.1   $1,030.3
Unallocated Corporate Expense               28.8    39.6      70.9       16.8
Minority Interest                            4.4     5.2       3.8        2.4
Acquisition Expense                         24.1    23.3      21.2       17.3
Net Interest Expense (Income)               26.2    17.3      (4.9)     (41.0)
Stock Option Charge                        158.0     0.0      16.2          0
                                          ------  ------  --------   --------
     Pretax Income                        $634.1  $831.3  $  930.8   $1,034.8

Taxes                                      271.7   338.9     373.4      300.1
                                          ------  ------  --------   --------
Net Income before Extraordinary Item      $362.4  $492.4  $  557.5   $  734.7
                                          ======  ======  ========   ========

---------------
/(a)/  After allocated corporate expenses

--------------------------------------------------------------------------------
PROJECT 501                        B - 24                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                            INCOME STATEMENT (GAAP)
--------------------------------------------------------------------------------

                                         YEAR ENDED NOVEMBER 27,
(Dollars in millions,          -----------------------------------------
except per share data)           1992       1993       1994       1995
                               --------   --------   --------   --------
  Net Sales                    $5,570.3   $5,892.5   $6,074.3   $6,707.6

  Cost of Goods                 3,431.5    3,638.2    3,632.4    3,930.1
                               --------   --------   --------   --------
   Gross Profit                 2,138.8    2,254.3    2,441.9    2,777.5

  S,G&A                         1,309.4    1,394.2    1,493.2    1,809.6
  Other operating expense         152.1        8.4      (20.4)     (19.4)
                               --------   --------   --------   --------
   Operating Income               677.4      851.7      969.1      987.2

  Interest expense                 53.3       37.1       19.8       15.7
  Other expense                    (7.5)     (16.7)      18.4      (63.3)
                               --------   --------   --------   --------
   Pretax Income                  631.6      831.3      930.9    1,034.8

  Income taxes                    270.7      338.9      373.4      300.1
                               --------   --------   --------   --------
   Net Income                  $  360.8   $  492.4   $  557.5   $  734.7
                               ========   ========   ========   ========

  Gross Margin                     38.4%      38.3%      40.2%      41.4%
  Operating Margin                 12.2       14.5       16.0       14.7
  Net Income Margin                 6.5        8.4        9.2       11.0
  Effective Tax Rate               42.9       40.8       40.1       29.0

--------------------------------------------------------------------------------
PROJECT 501                        B - 25                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                              BALANCE SHEET (GAAP)
--------------------------------------------------------------------------------

(Dollars in millions)
                                                AS OF NOVEMBER 27,
                                          ------------------------------
                                            1993       1994       1995
                                          --------   --------   --------
  Current Assets
     Cash and cash equivalents            $  252.7   $  813.3   $1,088.0
     Receivables                             858.1      908.7      969.8
     Inventory                               791.8      782.8      879.1
     Other current assets                    187.8      161.2      134.2
                                          --------   --------   --------
       Total Current Assets                2,090.4    2,665.9    3,071.2

  Plant, property and equipment, net         594.6      669.6      906.8

  Other assets                               423.6      589.8      731.2
                                          --------   --------   --------
       Total Assets                       $3,108.7   $3,925.3   $4,709.2
                                          ========   ========   ========
  Current Liabilities
     Current maturities of long term      $   42.7   $   26.0   $    0.4
      debt
     Short-term borrowings                    10.1       23.7       21.3
     Other current assets                  1,020.5    1,048.7    1,375.8
                                          --------   --------   --------
       Total Current Liabilities           1,073.3    1,098.4    1,397.5

  Long term debt and capital lease            93.1       16.7       16.4

  Other long term liabilities                627.8    1,113.5      899.8

  Minority interest                           30.0       36.8       33.6

  ESOP Common stock                           33.5      188.2      246.6
  Total stockholders equity                1,251.0    1,471.6    2,115.3
                                          --------   --------   --------
       Total Liabilities and Equity       $3,108.7   $3,925.3   $4,709.2
                                          ========   ========   ========
     Working Capital                      $  817.3   $  803.9   $  607.3
     Total Debt/Capitalization                11.4%       4.0%       1.6%

--------------------------------------------------------------------------------
PROJECT 501                        B - 26                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          DESCRIPTION OF COMMON STOCK
--------------------------------------------------------------------------------

    . The Company's authorized capital stock consists of 270 million authorized shares of all classes

    . As of October 17, 1995 there were 52,847,356 million common shares and 404,750 options issued and outstanding, representing 19.7% of the total authorized shares

    .  The common shares are divided into two classes:

         -  CLASS L COMMON:  170 million shares authorized, par value of $0.10
            ---------------
            per share, with 51,351,150 shares issued and outstanding as of October 17, 1995

         -  CLASS E COMMON:  100 million shares authorized, par value of $0.10
            ---------------
            per share, with 1,496,198 shares issued and outstanding as of October 17, 1995


--------------------------------------------------------------------------------
PROJECT 501                        B - 27                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          PRINCIPAL SHAREHOLDERS/(a)/
--------------------------------------------------------------------------------

                                           SHARES HELD     % OF TOTAL    % OF TOTAL CLASS L
HOLDER                                    AS OF 10/17/95   OUTSTANDING   SHARES OUTSTANDING
-------------------------------------     --------------   -----------   ------------------
TRUSTEES:
        Peter E. Haas, Sr.                    8,813,226         16.6%           17.2%
        Peter E. Haas, Jr.                    4,466,391          8.4             8.7
        Robert D. Haas                        4,185,199          7.9             8.2
        Hellman & Friedman                    1,081,442          2.0             2.1
                                             ----------
TOTAL TRUSTEES                               18,546,258         34.8%           36.1%
        Miriam Haas                           3,000,200          5.6%            5.8%
                                             ----------
TOTAL TRANSACTION SPONSORS                   21,546,458         40.5%           42.0%
        Other Haas Family Members            11,520,695         21.6%           22.4%
        Rhoda H. Goldman Family               6,613,964         12.4            12.9
        Frances K. Geballe Family             4,390,580          8.2             8.6
        Daniel E. Koshland Family             3,006,896          5.6             5.9
        Phyllis K. Friedman Family            1,851,263          3.5             3.6
        Madeleine Haas Russell Family         1,330,000          2.5             2.6
        Management                              650,989          1.2             1.3
        Others                                  440,313          0.8             0.9
                                             ----------
TOTAL FAMILY STOCK OWNERSHIP                 51,351,158         96.4%          100.0%
        Class E Shareholders                  1,496,198          2.8%
        Vested Options                          404,750          0.8
                                             ----------
TOTAL SHAREHOLDERS                           53,252,106        100.0%

---------------
/(a)/  See Exhibit 7:  Holders of less than 10,000 shares as of 12/13/95

--------------------------------------------------------------------------------
PROJECT 501                        B - 28                DILLON, READ & CO. INC.

                        LEVI STRAUSS VALUATION INDICATORS

CONFIDENTIAL
--------------------------------------------------------------------------------
                               VALUATION APPROACH
--------------------------------------------------------------------------------

       VALUATION APPROACH                           PROXY
-------------------------------     --------------------------------------------
 .  COMPARABLE TRADING ANALYSIS   -  Trading multiples of comparable
                                    retail/apparel companies

                                 - Correlation of trading multiples to ROA and growth for retail/apparel comparables

                                 -  All operating statistics adjusted for
                                    non-recurring items

 .  COMPARABLE MERGER ANALYSIS    -  Multiples paid for acquisitions in the
                                    apparel industry

                                 - EBITDA multiples paid in transactions over $2.5 billion

 .  DISCOUNTED CASH FLOW ANALYSIS -  Based on 1996 - 2005 projections of cash flows, both management and modified

 .  LEVERAGED BUY OUT ANALYSIS    -  Based on 1996 - 2005 modified projections

 .  PREMIUM ANALYSIS              -  Premiums paid in comparable minority "close
                                    out" transactions
                                 -  Premiums paid in transactions over $1
                                    billion

--------------------------------------------------------------------------------
PROJECT 501                        C - 1                 DILLON, READ & CO. INC.

                          COMPARABLE TRADING ANALYSIS


                           COMPARABLE MERGER ANALYSIS


                         DISCOUNTED CASH FLOW ANALYSIS


                           LEVERAGED BUYOUT ANALYSIS


                                PREMIUM ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------
                      COMPARABLE COMPANIES -- OBSERVATIONS
--------------------------------------------------------------------------------

                                                                                     MARKET
                                                                                  CAPITALIZATION
                                             BRIEF DESCRIPTION                    ($ IN BILLIONS)
MAIN GROUP:   V.F. Corp.             Global apparel company which produces             $3.2
                                     jeans, knitwear, sportswear, intimate
                                     apparel, children's apparel and specialty
                                     apparel under approximately 25 brand names

              Nike                   One of the largest suppliers of athletic           9.7
                                     footwear and athletic apparel

              Gap                    Specialty apparel retailer which operates          6.9
                                     The Gap Stores, Banana Republic and
                                     Old Navy Clothing Co.

              Russell                Vertically integrated manufacturer and             1.1
                                     marketer of leisure apparel, athletic
                                     uniforms and woven fabrics

              Liz Claiborne          Designs and markets men's and women's              2.3
                                     apparel that is made by independent
                                     suppliers and sold internationally through
                                     department stores and specialty stores

              Fruit of the Loom      Leading international basic apparel maker           1.9
                                     emphasizing value-priced branded products

OTHER APPAREL Tommy Hilfiger         Designs, sources and markets men's                  1.3
COMPANIES:                           sportswear and boyswear under the Tommy
                                     Hilfiger trademark

              Philips Van Heusen     Produces a broad range of well known brand          0.3
                                     name apparel and shoes, some of which it
                                     sells through its own 872 outlets

              Nautica Enterprises    Designs, sources and markets men's apparel          0.8
                                     through two wholly owned subsidiaries,
                                     Nautica, Inc. and State-o-Maine, Inc.

              Warnaco                Produces women's intimate apparel and               1.2
                                     menswear for sale under various brand
                                     names

OTHER         Coke                   Manufactures, markets and distributes              94.3
BRANDED                              soft drinks, soft-drink syrups and
COMPANIES:                           concentrates worldwide

              Pepsi                  Operates on a worldwide basis in the soft          46.9
                                     drink, snack food and restaurant business
                                     segments

              McDonalds              Develops, operates, franchises and                 34.8
                                     services a worldwide system of restaurants

--------------------------------------------------------------------------------
PROJECT 501                        C - 3                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                              COMPARABILITY ISSUES

      .  Again, in our view, Project 501 is most comparable to the following:
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               5-YR
                       BRAND      FASHION              DISTRIBUTION  INTERNATIONAL     SIZE     FINANCIAL   PROJECTED  EQUITY
                    RECOGNITION    RISK     PRODUCTS      CHANNEL        BREADTH     (REVENUES)  CONDITION     GROWTH    BETA
------------------------------------------------------------------------------------------------------------------------------
VF CORP.              Strong       --        Branded     Comparable      Medium        Large       Poor          10.0%    1.25
                     (Lee and                 jeans                                  ($5,680.9)
                     Wrangler)
------------------------------------------------------------------------------------------------------------------------------
NIKE                 Excellent     High     Footwear     Different        Large        Large       (check)       14.7%    1.40
                                                                                     ($5,205.1)
------------------------------------------------------------------------------------------------------------------------------
GAP                   Strong      (check)    Similar    Retail risk      Limited      Medium       (check)       15.3%    1.50
                                                                                     ($4,082.9)
------------------------------------------------------------------------------------------------------------------------------
LIZ CLAIBORNE        Excellent     High      Women's      Similar         Small       Medium          Poor       11.6%    1.05
                                                                                     ($2,099.2)
------------------------------------------------------------------------------------------------------------------------------
RUSSELL               Medium        --      Activewear       N.A.          Small        Small         Poor       11.4%    1.35
                                                                                     ($1,156.4)
------------------------------------------------------------------------------------------------------------------------------
FRUIT OF THE LOOM     Strong        --       Casual      Discount/    Small-growing   Medium          Poor       12.3%    1.25
                                             sports         Mass                     ($2,478.3)
                                            T-shirts      Merchant
------------------------------------------------------------------------------------------------------------------------------
LEVI STRAUSS         Excellent       --      Branded              --      Large        Large       (check)       11.3%    NA
                                           jeans/pants                               ($6,707.6)
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
PROJECT 501               C - 4                 DILLON, READ & CO. INC.

CONFIDENTIAL
-----------------------------------------------------------------------
COMPARABILITY ISSUES (CONT.)

                    ----------------------------------------------------------------------------------------------------------
                                                                                                               5-YR
                       BRAND     FASHION                DISTRIBUTION  INTERNATIONAL     SIZE     FINANCIAL   PROJECTED  EQUITY
                    RECOGNITION    RISK     PRODUCTS      CHANNEL        BREADTH     (REVENUES)  CONDITION     GROWTH    BETA
------------------------------------------------------------------------------------------------------------------------------
TOMMY HILFIGER        Strong       High       Men's         Same         Limited       Small       Good          24.2%    1.30
                                           Sportswear                                  ($399.4)
------------------------------------------------------------------------------------------------------------------------------
WARNACO               Strong       Yes       Women's        Same          Some         Small        OK           19.2%    1.60
                                             apparel                                   ($878.0)
------------------------------------------------------------------------------------------------------------------------------
NAUTICA                Good        High       Men's         Same          None         Small       Good          20.0%    1.25
                                             apparel                                   ($285.6)
------------------------------------------------------------------------------------------------------------------------------
PHILIPS VAN HEUSEN     Good      Somewhat     Men's         Same         Limited      Medium       Weak           9.9%    1.25
                                            apparel &                                ($1,433.9)
                                            footwear
------------------------------------------------------------------------------------------------------------------------------
LEVI STRAUSS         Excellent         --    Branded              --      Large        Large      (check)       11.3%    NA
                                           jeans/pants                               ($6,707.6)
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROJECT 501                        C - 5                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                            OTHER BRANDED COMPANIES
--------------------------------------------------------------------------------
 . In our view, based on the fundamentals, the consumer brand companies listed below (not in the apparel industry) are not comparable
  - Differing market and product dynamics, competitive positions, financial conditions, size, growth rates and margins
  - Consumer durables vs. consumables; differing competitive characteristics; higher growth dynamics; different cyclicality and volatility
  - Wall Street research analysts would characterize as apparel company

                                              5 YEAR                            VALUATION
                               REVENUE       ESTIMATED                    ----------------------
                   SALES        GROWTH        I/B/E/S         EBIT          EBITDA         1996
                   ($MM)       (5 YEAR)     GROWTH RATE      MARGIN        MULTIPLE         P/E
Coke             $17,702.0       13.4%        17.5%           23.1%          21.3x          26.8
Pepsi             30,292.2       13.6%        13.8%           11.3%          10.7           21.1
McDonalds          9,479.1        6.5%        14.0%           25.9%          12.6           22.2
Disney            12,112.1       17.0%        18.0%           18.7%           8.3           22.5
Gillette           6,606.0        9.7%        16.0%           20.1%          16.4           25.6
Proctor & Gamble  34,284.0        6.8%        12.5%           12.7%          11.3           18.2
-------------------------------------------------------------------------------------------------
LEVI STRAUSS       6,707.6        9.6%        11.3%/(1)/      14.7%            NA             NA
-------------------------------------------------------------------------------------------------

/(1)/ Management projections 1996 - 2001 pro-forma for CSSC expenses;
      modified projections were 12.5% for modified low case and 14.7% for modified high case (15.2% for 1995 - 2000)
--------------------------------------------------------------------------------
PROJECT 501                        C - 6                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                      SIZE

                                   LTM SALES
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                        Sales
Levi Strauss           $6,707.6
Nike                   $5,594.4
V.F. Corp              $5,080.9
Gap                    $4,082.9
Fruit of the Loom      $2,478.3
Liz Claiborne          $2,099.2
Phillips Van Heusen    $1,433.9
Russell                $1,156.4
Warnaco                $  878.0
Tommy Hilfiger         $  399.4
Nautica Enterprises    $  285.6

                                 LTM NET ASSETS
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       Net Assets
V.F. Corp                $2,790.1
Fruit of the Loom        $2,711.4
Nike                     $2,452.7
Levi Strauss             $1,345.5
Gap                      $1,064.9
Russell                  $  970.2
Warnaco                  $  799.8
Liz Claiborne            $  678.1
Phillips Van Heusen      $  604.4
Tommy Hilfiger           $  267.0
Nautica Enterprises      $  109.8

--------------------------------------------------------------------------------
PROJECT 501                        C - 7                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                  SALES GROWTH

                       5 YEAR NET REVENUES C.A.G.R./(a)/
                                   1991-1995
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       5 yr Sales Growth
Tommy Hilfiger                      66.7%
Nautica Enterprises                 23.5%
Gap                                 18.6%
Nike                                16.3%
V.F. Corp                           14.4%
Fruit of the Loom                   11.7%
Phillips Van Heusen                 11.4%
Russell                              9.8%
Levi Strauss                         9.6%
Liz Claiborne                        8.9%
Warnaco                              8.8%

                    3 YEAR NET REVENUE C.A.G.R 1993-95/(a)/


   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       3 yr Sales Growth
Tommy Hilfiger                      52.1%
Nautica Enterprises                 28.1%
V.F. Corp                           14.0%
Warnaco                             12.3%
Gap                                 12.1%
Fruit of the Loom                   11.3%
Russell                             10.5%
Nike                                10.1%
Phillips Van Heusen                  6.4%
Levi Strauss                         6.4%
Liz Claiborne                       -0.7%

-----------
/(a)/  C.A.G.R. is compounded annual growth rate
--------------------------------------------------------------------------------
PROJECT 501                        C - 8                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                  EBIT MARGINS

                      3 YEAR AVERAGE EBIT MARGINS/(a)/

   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       3yr-Avg EBIT margin
Fruit of the Loom                     18.4%
Tommy Hilfiger                        18.1%
Levi Strauss                          14.5%
Russell                               14.5%
Nike                                  14.1%
Nautica Enterprises                   13.5%
Warnaco                               13.3%
Gap                                   12.8%
V.F. Corp                             10.7%
Liz Claiborne                         10.0%
Phillips Van Heusen                    6.2%

                             LTM EBIT MARGINS/(a)/
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       LTM EBIT Margin
Tommy Hilfiger                    18.2%
Nautica Enterprises               15.9%
Nike                              14.9%
Levi Strauss                      14.0%
Warnaco                           13.7%
Gap                               12.5%
Fruit of the Loom                 11.3%
Russell                           10.8%
V.F. Corp                         10.2%
Liz Claiborne                      7.7%
Phillips Van Heusen                3.5%
-----------
/(a)/  Adjusted for non-recurring items

--------------------------------------------------------------------------------
PROJECT 501                        C - 9                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                               NET INCOME GROWTH

                            5 YEAR C.A.G.R./(a)/

   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       5 Yr. Net Income CAGR
Nautica Enterprises                     28.1%
Gap                                     26.0%
Levi Strauss                            17.8%
Nike                                    11.1%
V.F. Corp                                8.7%
Phillips Van Heusen                      5.7%
Russell                                  4.5%
Fruit of the Loom                       -6.6%
Liz Claiborne                          -10.7%
Tommy Hilfiger                             NM
Warnaco                                    NM

                               3 YEAR C.A.G.R./(a)/
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       3 Yr. Net Income CAGR
Tommy Hilfiger                          67.0%
Nautica Enterprises                     51.2%
Gap                                     23.3%
Warnaco                                 15.3%
Levi Strauss                             7.9%
V.F. Corp                                7.6%
Nike                                     5.5%
Russell                                 -1.9%
Phillips Van Heusen                     -7.6%
Liz Claiborne                          -31.8%
Fruit of the Loom                      -32.7%

----------
/(a)/ Adjusted for non-recurring items
--------------------------------------------------------------------------------
PROJECT 501                        C - 10                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             PROSPECTIVE EPS GROWTH

                   5 YEAR PROJECTED EPS GROWTH RATE/(a)/

   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       Mean 5 yr. Zacks Investment Research Growth Rate
Tommy Hilfiger         24.2%
Nautica Enterprises    20.0%
Warnaco                19.2%
Gap                    15.3%
Nike                   14.7%
Fruit of the Loom      12.3%
Liz Claiborne          11.6%
Russell                11.4%
Levi Strauss           11.3%/(a)/
V.F. Corp              10.0%
Phillips Van Heusen    9.9%

----------
/(a)/ Management projections 1996 - 2001 pro forma for CSSC expenses; 9.9% if
      1995 - 2000.
--------------------------------------------------------------------------------
PROJECT 501                        C - 11                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                  ROA/(A)/


                                      LTM

   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                       LTM ROA
Gap                       32.7%
Tommy Hilfiger            30.9%
Nike                      28.5%
Nautica Enterprises       26.7%
Levi Strauss              24.5%
V.F. Corp                 19.4%
Russell                   17.4%
Fruit of the Loom         17.0%
Warnaco                   16.1%
Liz Claiborne             15.5%
Phillips Van Heusen       11.2%

----------
/(A)/ EBITDA/Average Total Assets adjusted for non-recurring items
--------------------------------------------------------------------------------
PROJECT 501                        C - 12                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                   COMPARISON OF CURRENT FINANCIAL STATISTICS
--------------------------------------------------------------------------------
                                ($ in millions)

                                                                                 MAIN COMPANIES
                                                    -----------------------------------------------------------------------
                                                                                                        LIZ       FRUIT OF
                                          AVERAGE   V. F. CORP.     NIKE        GAP      RUSSELL      CLAIBORNE   THE LOOM
                                          -------   -----------   --------   --------   --------     ----------   --------
CURRENT PRICE DATA
Closing Price on 2/2/96                                $ 50.000   $ 67.875   $ 48.000   $ 27.500       $ 31.125   $ 24.625
52 Week High                                             57.125     71.375     51.000     31.000         31.500     27.750
52 Week Low                                              46.750     34.375     29.750     22.000         14.375     16.500
----------------------------------------------------------------------------------------------------------------------------
   Closing Price as a % of 52 Week High      92.2%         87.5%      95.1%      94.1%      88.7%          98.8%      88.7%
----------------------------------------------------------------------------------------------------------------------------
Shares Outstanding (MM)                                    63.755    143.240    143.859     38.951         74.039     75.890
Market Value of Common Equity                          $3,187.7   $9,722.4   $6,905.2   $1,071.2       $2,304.5   $1,868.8
                                                    ============= ========== ========== ==========   ===========  ==========
Book Value of Total Debt                                  997.1      459.5       17.8      343.9            1.1    1,514.4
Less Cash and Equivalents                                  64.1      204.8      440.5        3.7          310.4       14.4
                                                    ------------- ---------- ---------- ----------   -----------  ----------
   Net Debt                                            $  933.0   $  254.7    ($422.8)  $  340.2        ($309.3)  $1,500.0
Liquidation Value of Preferred                              0.0        0.3        0.0        0.0            0.0        0.0
Book Value of Minority Interest                             0.0        0.0        0.0        0.0            0.0        0.0
Market Value of Net Assets                             $4,120.7   $9,977.4   $6,482.5   $1,411.4       $1,995.2   $3,368.8
                                                    ============= ========== ========== ==========   ===========  ==========
----------------------------------------------------------------------------------------------------------------------------
MARKET VALUE OF EQUITY TO:
Latest Twelve Months EPS                   20.1x           11.9x      19.5x      21.7x      16.2x          21.2x      30.0x
----------------------------------------------------------------------------------------------------------------------------
CY 1995 Forecast EPS                       20.0            12.5       20.7       20.5       21.0           19.6       25.9
CY 1996 Forecast EPS                       15.3            11.4       17.1       17.7       14.5           17.3       14.1
----------------------------------------------------------------------------------------------------------------------------
Latest Twelve Months CFO                   11.0             7.4       17.1       14.0        8.0           13.8        5.6
Book Value                                  2.7             1.7        4.4        4.6        1.7            2.3        1.5
----------------------------------------------------------------------------------------------------------------------------
MARKET VALUE OF NET ASSETS TO:
Latest Twelve Months Sales                  1.3x           0.8x        1.8x       1.6x       1.2x           1.0x       1.4x
   CY 1996 Sales                            1.3            0.8         2.1        1.5        1.2            1.0        1.4
   CY 1996 Sales                            1.2            0.8         1.7        1.3        1.1            0.9        1.3
----------------------------------------------------------------------------------------------------------------------------
LTM EBITDA                                  8.2            6.0        10.7        9.3        7.3           10.0        6.1
----------------------------------------------------------------------------------------------------------------------------
   CY 1995 Operating Cash Flow              8.8            6.1        13.2         NA        8.0            9.2        7.3
   CY 1995 Operating Cash Flow              7.6            5.7        10.7         NA        6.6            8.1        6.9
LTM EBIT                                   11.4            7.9        12.0       12.7       11.3           12.3       12.0
   CY 1995 Operating Income                11.7            8.0        14.5         NA       13.1           11.2       11.7
   CY 1995 Operating Income                 9.9            7.5        11.7         NA        9.8            9.8       10.8
LTM Book Net Assets                         2.9            1.5         4.1        6.1        1.5            2.9        1.2

--------------------------------------------------------------------------------
PROJECT 501                        C - 13                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                   COMPARISON OF CURRENT FINANCIAL STATISTICS
--------------------------------------------------------------------------------
                                ($ in millions)

                                                                     GROWTH COMPANIES
                                                    ------------------------------------------------
                                                      TOMMY     PHILLIPS      NAUTICA       WARNACO
                                          AVERAGE   HILFIGER   VAN HEUSEN   ENTERPRISES   GROUP, INC.
                                          -------   --------   ----------   -----------   -----------
CURRENT PRICE DATA
Closing Price on 2/2/96                             $ 37.500      $10.500       $39.750      $ 23.500
52 Week High                                          47.375       18.000        45.500        26.875
52 Week Low                                           18.500        9.125        16.333        14.875
-----------------------------------------------------------------------------------------------------
    Closing Price as a % of 52 Week High     78.1%      79.2%        58.3%         87.4%         87.4%
-----------------------------------------------------------------------------------------------------
Market Value of Common Equity                       $1,335.9      $ 281.3       $ 790.4      $1,216.7
                                                    --------      -------       -------      --------
   Net Debt & Preferred Stock                       $   26.2      $ 335.8        ($54.0)     $  293.9
Market Value of Net Assets                          $1,362.0      $ 617.1       $ 736.5      $1,510.6

MARKET VALUE OF EQUITY TO:
Latest Actual EPS                            20.8x      27.2x        11.4x         28.2x         16.4x
FY 1995 Forecast EPS                         21.3       24.5         15.2          26.9          18.8
FY 1996 Forecast EPS                         17.6       20.2         13.0          22.2          15.2
-----------------------------------------------------------------------------------------------------
CY 1995 Forecast EPS                         18.1       21.1         13.1          22.9          15.4
CY 1996 Forecast EPS                         15.2       17.1         11.6          19.0          12.8
-----------------------------------------------------------------------------------------------------
Book Value                                    3.5        5.5          1.0           4.8           2.4
-----------------------------------------------------------------------------------------------------
UNLEVERED VALUE OF NET ASSETS TO:
Latest Twelve Months Sales                    2.0        3.4x         0.4x          2.6x          1.7x
-----------------------------------------------------------------------------------------------------
LTM EBITDA                                   12.4       16.1          7.7          15.0          10.9
-----------------------------------------------------------------------------------------------------
LTM EBIT                                     14.9       18.7         12.2          16.3          12.6
LTM Book Net Assets                           3.7        5.1          1.0           6.7           1.9

--------------------------------------------------------------------------------
PROJECT 501                        C - 14                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
            STOCK PRICE PERFORMANCE OF COMPARABLE COMPANIES/(1)/
--------------------------------------------------------------------------------

   [THE TABLE BELOW WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

              GAP     Nike    V.F. Corp   Levi Strauss   S&P 400
1/1/91      100.00%  100.00%     100.00%        100.00%   100.00%
3/12/91     124.10%  129.50%     135.40%  *               113.50%
5/21/91     102.80%   96.90%     149.70%  *               115.50%
7/30/91      94.60%  103.70%     160.50%  *               119.00%
10/8/91      70.30%  123.30%     184.40%  *               116.10%
12/17/91     61.20%  160.60%     205.40%  *               116.70%
2/25/92      71.40%  173.00%     236.10%  *               126.00%
5/5/92       73.90%  158.70%     250.30%  *               127.50%
7/14/92      62.00%  168.30%     238.10%  *               126.50%
9/22/92      58.90%  187.60%     268.70%  *               127.20%
12/1/92      63.50%  210.90%     310.90%  *               130.50%
2/9/93       53.80%  202.50%     302.70%  *               132.70%
4/20/93      65.20%  178.30%     261.20%  *               130.60%
6/29/93      73.70%  136.60%     251.70%  *               133.00%
9/7/93       64.30%  127.30%     225.90%  *               133.60%
11/16/93     64.60%  125.20%     230.60%  *               139.50%
1/25/94      56.10%  126.70%     250.30%  *               141.70%
4/5/94       56.40%  131.70%     268.70%  *               135.50%
6/14/94      54.70%  148.80%     265.30%  *               138.50%
8/23/94      46.70%  162.10%     272.10%  *               140.40%
11/1/94      59.80%  149.70%     278.90%        319.00%   143.80%
1/10/95      44.80%  178.90%     258.50%  *               141.70%
3/21/95      49.90%  183.20%     272.10%  *               152.40%
5/30/95      54.40%  193.80%     286.40%  *               160.30%
8/8/95       63.20%  233.90%     309.50%  *               172.10%
10/17/95     47.90%  272.40%     266.00%  *               177.00%
12/22/95     54.10%  328.60%     283.00%        450.0%    185.40%

----------
/(1)/ Public value estimate by Morgan Stanley
* Levi Stauss' stock price determined on date of Morgan Stanley opinion only. No opinion was given as of this date.
--------------------------------------------------------------------------------
PROJECT 501                        C - 15                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
     ONE-YEAR FORWARD P/E RATIOS FOR COMPARABLE COMPANIES/(A)/
--------------------------------------------------------------------------------


   [THE TABLE BELOW WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

            Nike    GAP   VF Corp  Levi Strauss (b)
12/31/89     8.99  14.91    11.42      11.4
3/31/90     11.29  13.8      9.88       8.7
6/30/90     12.62  12.98     8.71
9/30/90      8.31  10.69     7.5
12/31/90    10.06  11.03    11.14      13.5
3/31/91     11.77  13.37    11.38
6/30/91      8.76  11.49    11.99      13.9
9/30/91     12.76  13.93    14.65
12/31/91    16.68  12.07    15.24      14.3
3/31/92     15.52  16.19    14.35
6/30/92     12.45  13.39    13.38        16
9/30/92     15.73  16.72    13.8
12/31/92    16.6   16.47    14.39      15.8
3/31/93     16.1   23.93    12.29
6/30/93     11.48  21.9     10.98      15.2
9/30/93     10.4   24.31    11.28
12/31/93    11.01  32.53    12.47      13.8
3/31/94     13.95  38.89    11.9
6/30/94     13.5   24.17    11.35      13.2
9/30/94     13.17  28.19    12.04
12/31/94    16.44  21.08    11.86      12.7
3/31/95     15     18.85    11.55
6/30/95     16.03  21.98    11.81      13.3
9/30/95     15.88  22.4     12.75        15

----------
/(A)/ One year forward P/E ratios taken from IBES database (based on median EPS estimates)
/(B)/ Based on public value estimate by Morgan Stanley
--------------------------------------------------------------------------------
PROJECT 501                        C - 16                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      CURRENT 1995E P/E MULTIPLES/(A)/
--------------------------------------------------------------------------------
   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]


                      1995 P/E                                    1995 P/E
Fruit of the Loom       25.9x            Nautica Enterprises        22.9x
Russell                 21.0x            Tommy Hilfiger             21.1x
Nike                    20.7x            Warnaco                    15.4x
Gap                     20.5x            Phillips Van Heusen        13.1x
Liz Claiborne           19.6x
V.F. Corp               12.5x

         Main Average = 20.0x             Growth Average = 18.1x

                             Fruit                                                                                      Phillips
                             of the                             Liz        V.F.      Tommy       Nautica                   Van
                              Loom    Nike   Russell   Gap    Claiborne    Corp    Hilfiger    Enterprises    Warnaco     Heusen
1995E - 96E                  84.2%   21.0%    45.0%   16.2%     13.2%     10.0%      23.6%        20.1%        18.6%      10.4%
EPS Growth/(b)/

----------
/(a)/ E.P.S. estimates based on I/B/E/S, based on 2/2/96 stock prices
/(b)/ Levi Strauss estimated at 15.1% based on adjusted projections
--------------------------------------------------------------------------------
PROJECT 501                        C - 17                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      CURRENT 1996E P/E MULTIPLES/(a)/
--------------------------------------------------------------------------------



   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                            1995 P/E                             1995 P/E
Gap                          17.7x            Nautica             19.0x
                                              Enterprises
Liz Claiborne                17.3x            Tommy Hilfiger      17.1x
Nike                         17.1x            Warnaco             13.0x
Russell                      14.5x            Phillips Van        11.9x
                                              Heusen
Fruit of the Loom            14.1x
V.F. Corp                    11.4x

         Main Average = 15.3x           Growth Average = 15.2x

----------
/(a)/ E.P.S. estimates based on I/B/E/S, based on 2/2/96 stock prices
--------------------------------------------------------------------------------
PROJECT 501                        C - 18                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                       EBITDA TRADING MULTIPLES/(a)/
--------------------------------------------------------------------------------

   [THE TABLE BELOW WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL.]

                         Price-to-Book                        Price-to-Book
                           Multiple                              Multiple
Nike                         10.7x            Tommy Hilfiger      16.1x
Liz Claiborne                10.0x            Nautica             15.0x
                                              Enterprises
Gap                           9.3x            Warnaco             10.9x
Russell                       7.3x            Phillips Van Heusen  7.7x
Fruit of the Loom             6.1x
V.F. Corp                     6.0x

        Main Average = 8.2x                      Growth Average = 12.4x
----------
/(a)/ Based on 2/2/96 stock price and latest twelve months EBITDA

--------------------------------------------------------------------------------
PROJECT 501                        C - 19                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
            PRICE-TO-EARNINGS MULTIPLES VS. PROJECTED 5-YEAR GROWTH
--------------------------------------------------------------------------------

CORRELATION OF PROJECTED 5-YEAR GROWTH RATE/(a)/ TO PRICE-TO-EARNINGS MULTIPLE


[THE TABLE BELOW WAS REPRESENTED AS A SCATTERGRAM WITH A REGRESSION ANALYSIS IN
                             THE PRINTED MATERIAL.]

                 1996E:P/E  5 yr growth
VFC                 11.4        10%
NKE                 17.1      14.7%
GPS                 17.7      15.3%
RML                 14.5      11.4%
LIZ                 17.3      11.6%
FTL                 14.1      12.3%
TOM                 17.1      24.2%
PVH                 11.6       9.9%
NAUT                19        20.0%
WAC                 12.8      19.2%
Levi Strauss        14.9      11.3%/(b)/

----------
/(a)/ Projections based on mean of forecasts submitted by analysts to Zacks
      Investment Research as of 2/5/96
/(b)/ Implied 1996 P/E ratio derived through regression analysis of comparable companies
--------------------------------------------------------------------------------
PROJECT 501                        C - 20                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                      EBITDA MULTIPLE VS. RETURN ON ASSETS


[THE TABLE BELOW WAS REPRESENTED AS A SCATTERGRAM WITH A REGRESSION ANALYSIS IN
                             THE PRINTED MATERIAL.]

                     EBITDA
                    Multiple          ROA
VFC                   6               19%
NKE                   10.7            27%
GPS                   9.3             33%
RML                   7.3             17%
FTL                   6.1             17%
Levi Strauss          8.3            24.5%/(a)/

---------------
/(a)/ Implied EBITDA multiple ratio derived through regression analysis of comparable companies
--------------------------------------------------------------------------------
PROJECT 501                        C - 21                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
        ANALYSIS AT VARIOUS PRICES - TRADING





                                           LEVI STRAUSS TRADING PRICE
                                 -------------------------------------------------------
                                 $ 160   $ 170   $ 180   $ 190   $ 200   $ 210   $ 220
                                 -----   -----   -----   -----   -----   -----  ------
1995 NET INCOME:
----------------
$599.8 MM/(a)/                    14.2x   15.1x   16.0x   16.9x   17.8x   18.6x   19.5x

1996E NET INCOME:
-----------------
Management - $559.1 MM/(b)/       15.2x   16.2x   17.1x   18.1x   19.0x   20.0x   21.0x
Modified Low - 644.6 MM/(c)/      13.2    14.0    14.9    15.7    16.5    17.3    18.2
Modified High - 690.7 MM/(c)/     12.3    13.1    13.9    14.6    15.4    16.2    17.0

UNLEVERED MULTIPLES:
--------------------
1995 EBITDA $1,055.8 MM            7.1     7.6     8.1     8.6     9.1     9.6    10.1

----------
/(A)/ Adjusted for non-recurring CSSC transition expenses, workers'
      compensation credits and tax settlement (for NI only)
/(B)/ Based on Management projections
/(C)/ Based on Management projections and Dillon Read assumptions
--------------------------------------------------------------------------------
PROJECT 501                        C - 22                DILLON, READ & CO. INC.

                          COMPARABLE TRADING ANALYSIS


                           COMPARABLE MERGER ANALYSIS


                         DISCOUNTED CASH FLOW ANALYSIS


                           LEVERAGED BUYOUT ANALYSIS


                                PREMIUM ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------
                           COMPARISON OF ACQUISITIONS
--------------------------------------------------------------------------------

     APPROACH:
     --------

     . REVIEWED NUMEROUS MERGERS AND ACQUISITIONS OF APPAREL COMPANIES IN THE
       UNITED STATES FROM 1985 TO THE PRESENT. SELECTED 11 COMPLETED TRANSACTIONS THAT WERE REASONABLY COMPARABLE

     . SUMMARIZED FINANCIAL RATIOS AND STATISTICS FOR THE TRANSACTIONS AND
       REVIEWED MULTIPLES OF NET INCOME, MULTIPLES OF EBITDA AND MULTIPLES OF
       EBIT

     LIMITATIONS:
     -----------

     . PREVIOUS ACQUISITIONS GENERALLY OCCURRED IN DIFFERENT STOCK MARKET,
       ECONOMIC ENVIRONMENTS AND APPAREL CYCLES

     . DIFFICULT TO ACHIEVE "PURE" BUSINESS COMPARABILITY

     . RELIANCE ON PUBLICLY AVAILABLE INFORMATION
--------------------------------------------------------------------------------
PROJECT 501                     C - 24                   DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                         SELECTED APPAREL TRANSACTIONS
                                ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                                               OFFER FOR ASSETS TO:  OFFER FOR EQUITY TO:
                                                                               -------------------   -------------------
ANNOUNCEMENT                                              OFFER FOR  OFFER FOR    LTM       LTM
    DATE      ACQUIREE/ACQUIROR                             EQUITY     ASSETS    EBITDA     EBIT         LTM  EPS
------------  -----------------                           ---------  ---------   ------     ----         --------
02/03/95      NCC Industries Inc./Maidenform               $  76.2   $   96.9     8.5x       9.8x          12.9x
              Worldwide Inc./(1)/
12/13/93      Nutmeg Industries/VF Corp.                     334.4      363.4    13.0       15.6           23.1
10/11/93      Salem Sportswear/Fruit of the Loom             129.7      151.9     9.0       10.0           19.4
02/13/89      Champion Products/Sara Lee Corp.               292.6      303.3     9.6       10.9           19.7
10/21/88      West Point-Pepperell/Farley Inc./(1)/        1,728.7    2,708.2     9.9       14.4           23.2
02/02/88      Manhattan Industries, Inc./Salant Corp.        101.3      126.9     8.9       13.5             NM
01/21/88      E-II Holdings Inc./American Brands           1,128.9    1,862.7    10.2       14.1             NM
07/24/86      Blue Bell Holding Co./VF Corp.                 359.7      731.4     5.3        7.0           26.2
03/17/86      Warnaco Inc./W Acquisition Corp.               483.2      504.8     9.2       10.6           20.4
03/06/86      Work Wear Corp./PaineWebber Capital Inc.        87.9      135.7     4.5        5.0            8.5
07/11/85      Levi Strauss/Levi Strauss Associates Inc.    1,881.6    1,870.7     7.7        9.6           27.0

                                                                     AVERAGE     8.27X     10.96X         20.04X
                                                                      MEDIAN     9.04      10.62          20.37
                                                                        HIGH    12.96      15.58          26.96
                                                                         LOW     4.47       5.01           8.47

-----------
/(1)/ Acquisition of majority interest
--------------------------------------------------------------------------------
PROJECT 501                       C - 25                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------------------------
                   SELECTED COMPLETED TRANSACTIONS/(A)/
--------------------------------------------------------------------------------------------------
  DATE                                                                        VALUE OF     EBITDA
ANNOUNCED            TARGET NAME                     ACQUIROR NAME           TRANSACTION  MULTIPLE
--------------------------------------------------------------------------------------------------
 03/18/85  ABC                               Capital Cities Communications     $ 3,500.0       8.4x
 03/26/85  Hughes Aircraft Co                     General Motors Corp            5,000.0      10.1
 05/15/85  Signal Cos Inc(Allied-Signal)              Allied Corp                5,083.0      11.8
 05/29/85  Nabisco Brands Inc                 R J Reynolds Industries Inc        4,900.0       8.5
 06/21/85  American Hospital Supply Corp      Baxter Travenol Laboratories       3,800.0      10.6
 07/18/85  GD Searle & Co                             Monsanto Co                2,700.0       8.7
 09/24/85  General Foods Corp                      Philip Morris Inc             5,700.0       8.1
 10/16/85  Beatrice Companies Inc                  BCI Holdings Corp             6,095.0       5.9
 10/21/85  RH Macy & Co Inc                         Macy Merger Corp             3,523.3       5.8
 10/25/85  Texas Oil & Gas Corp                      US Steel Corp               3,862.4       4.7
 12/11/85  RCA Corp                               General Electric Co            6,605.0       5.4
 12/31/85  MidCon Corp                         Occidental Petroleum Corp         3,065.5       6.0
 05/05/86  Sperry Corp                               Burroughs Corp              4,754.6       6.6
 06/20/86  Associated Dry Goods Corp            May Department Stores Co         2,592.5       6.6
 07/25/86  Safeway Stores Inc                      SSI Holdings Corp             5,335.0       7.1
 09/04/86  Allied Stores Corp                         Campeau Corp               3,584.1       7.9
 11/03/86  Celanese Corp                     American Hoechst Corp(Hoechst)      2,778.0       5.3
 12/11/86  Owens-Illinois Inc                 Owens-Illinois Holdings Corp       3,640.0       6.4
 03/26/87  Standard Oil Co(British Petro)    BP America(British Petroleum)       7,857.7       7.4
 04/13/87  Borg-Warner Corp                    Borg-Warner Holdings Corp         4,202.6       9.2
 05/21/87  Burlington Industries Inc            Burlington Holdings Inc          2,554.8       9.2
 07/03/87  Southland Corp                         JT Acquisition Corp            4,055.0       9.0
 01/24/88  Federated Department Stores                Campeau Corp               6,511.9       7.2
 01/25/88  Sterling Drug                          Eastman Kodak Co Inc           5,100.0      13.6
 03/17/88  Firestone Tire & Rubber Co               Bridgestone Corp             2,533.1       7.2
 03/22/88  Lucky Stores Inc                        American Stores Co            2,582.5       8.0
 06/22/88  Fort Howard Corp                       FH Acquisition Corp            3,579.4       8.1
 07/18/88  INTERCO Inc                                INTERCO Inc                2,733.0       7.8
 09/13/88  Kroger Co                                   Kroger Co                 4,800.0       7.2
 09/15/88  Hospital Corp of America           HCA-Hospital Corp of America       4,915.0       6.3
 10/04/88  Pillsbury Co                          Grand Metropolitan PLC          5,757.9      11.5
 10/06/88  TW Services Inc                         SWT Associates LP             2,573.6       6.8
 10/17/88  Kraft Inc                               Philip Morris Inc            13,444.0      12.3
 10/24/88  RJR Nabisco Inc                    Kohlberg Kravis Roberts & Co      30,598.8       9.9

----------
/(A)/ Transactions over $2.5 billion, 1985 to date; principally industrial, retail and branded products companies in non-distress situations.
--------------------------------------------------------------------------------
PROJECT 501                       C - 26                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                   SELECTED COMPLETED TRANSACTIONS/(A)/
--------------------------------------------------------------------------------

  DATE                                                                        VALUE OF     EBITDA
ANNOUNCED            TARGET NAME                     ACQUIROR NAME           TRANSACTION  MULTIPLE
--------------------------------------------------------------------------------------------------

 10/26/88  Wickes Cos Inc                          WCI Holdings Corp            $2,698.9       6.8x
 02/20/89  Texas Eastern Corp                    Panhandle Eastern Corp          3,220.0       6.1
 03/20/89  Emhart Corp                            Black & Decker Corp            2,580.0       7.1
 03/28/89  NWA Inc                                 Wings Holdings Inc            3,580.0       5.8
 07/07/89  American Medical International          IMA Holdings Corp             3,307.9       6.9
 09/25/89  Columbia Pictures Entmnt             Sony USA Inc(Sony Corp)          4,792.0       4.5
 10/30/89  Great Northern Nekoosa Corp            Georgia-Pacific Corp           3,596.0       4.2
 06/07/90  Beatrice Co                                ConAgra Inc                3,294.0       6.9
 07/12/90  Contel Corp                                  GTE Corp                 6,243.3       5.5
 09/24/90  MCA Inc                           Matsushita Electric Industrial      7,406.0       4.6
 12/02/90  NCR Corp                          American Telephone & Telegraph      7,893.4       7.7
 05/27/92  Centel Corp                                Sprint Corp                3,967.0       6.8
 11/23/92  General Electric-Aerospace             Martin Marietta Corp           3,050.0       3.9
 02/12/93  UAL Corp                              United Airlines Union           3,467.5       6.1
 05/25/93  AMAX Inc                                Cyprus Minerals Co            2,657.0       7.1
 06/10/93  Galen Health Care Inc                 Columbia Hospital Corp          4,187.7       4.9
 06/15/93  Eastman Chemical Co                        Shareholders               4,038.0       4.9
 06/30/93  Quantum Chemical Corp                    Hanson Trust PLC             3,219.7      13.5
 01/07/94  Blockbuster Entertainment Corp     Viacom Inc(Natl Amusements)        7,971.1       8.8
 05/02/94  Syntex Corp                              Roche Holding AG             5,307.2       8.3
 05/04/94  Williams Telecomm Group Inc          LDDS Communications Inc          2,500.0      12.4
 06/29/94  Santa Fe Pacific Corp                Burlington Northern Inc          3,747.5       8.5
 07/11/94  PCS Health Systems(McKesson)              Eli Lilly & Co              4,000.0       8.5
 08/30/94  Lockheed Corp                          Martin Marietta Corp           5,204.1       3.6
 09/12/94  Borden Inc                         Kohlberg Kravis Roberts & Co       4,643.4       9.0
 09/19/94  American Medical Holdings Inc      National Medical Enterprises       3,299.6       6.8
 10/05/94  HealthTrust Inc-The Hospital       Columbia/HCA Healthcare Corp       5,219.5      10.6
 12/12/94  Transco Energy Co                        Williams Cos Inc             2,706.0       6.3
 01/09/95  Pet Inc                            Pillsbury Co(Grand Met PLC)        2,610.0      10.0
 02/28/95  Marion Merrell Dow Inc                      Hoechst AG                7,121.0      10.1

----------
/(A)/ Transactions over $2.5 billion, 1985 to date; principally industrial, retail and branded products companies in non-distress situations.
--------------------------------------------------------------------------------
PROJECT 501                      C - 27                  DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                   SELECTED COMPLETED TRANSACTIONS/(A)/
--------------------------------------------------------------------------------

   DATE                                                                         VALUE OF       EBITDA
 ANNOUNCED            TARGET NAME                    ACQUIROR NAME            TRANSACTION     MULTIPLE
------------------------------------------------------------------------------------------------------

 04/06/95     EI du Pont de Nemours and Co   EI du Pont de Nemours and Co          $ 8,300.0      4.6x
 04/10/95     MCA Inc(Matsushita Electric)          Seagram Co Ltd                   5,704.0      12.0
 05/01/95       Northern States Power Co         Wisconsin Energy Corp               3,036.6       4.0
 07/17/95            Scott Paper Co               Kimberly-Clark Corp                6,791.5       7.6
 07/31/95        Capital Cities/ABC Inc             Walt Disney Co                  18,836.7      12.7
 08/01/95               CBS Inc               Westinghouse Electric Corp             5,036.2      11.4
 09/25/95    Potomac Electric Power Company  Baltimore Gas and Electric Co           3,073.9       5.0
 11/06/95        Federal Paper Board Co         International Paper Co               3,319.0       6.7
 01/08/96              Loral Corp                Lockheed Martin Corp                8,648.2       9.6


                                                                                    AVERAGE:       7.7
                                                                                     MEDIAN:       7.2
                                                                            95TH PERCENTILE:      12.0
                                                                                       HIGH:      13.6
                                                                                        LOW:       3.6
                                                                          ----------------------------

----------
/(A)/ Transactions over $2.5 billion, 1985 to date; principally industrial, retail and branded products companies in non-distress situations.
--------------------------------------------------------------------------------
PROJECT 501                        C - 28                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                    ANALYSIS AT VARIOUS PRICES - ACQUISITION
--------------------------------------------------------------------------------
                  (Dollars in millions, except per share data)

                                                   LEVI STRAUSS ACQUISITION PRICE
                                       -----------------------------------------------------------
                                       $ 175    $ 200    $ 225    $ 250    $ 275    $ 300    $ 325
                                       -----    -----    -----    -----    -----    -----    -----
1995 NET INCOME
   $599.8 MM/(a)/                       15.5x    17.8x    20.0x    22.2x    24.4x    26.6x    28.9x

UNLEVERED MULTIPLES
   1995 EBITDA  $1,055.8 MM              7.9      9.1     10.4     11.6     12.9     14.2     15.4

   1995 EBIT  940.7 MM                   8.8     10.2     11.7     13.1     14.5     15.9     17.3

----------
/(a)/ Adjusted for non-recurring CSSC transition expenses, workers'
      compensation credits and tax settlement (for NI only)
--------------------------------------------------------------------------------
PROJECT 501                         C - 29               DILLON, READ & CO. INC.

                          COMPARABLE TRADING ANALYSIS


                           COMPARABLE MERGER ANALYSIS


                         DISCOUNTED CASH FLOW ANALYSIS


                           LEVERAGED BUYOUT ANALYSIS


                                PREMIUM ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------
                         DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------
 . We have also reviewed a valuation of Levi Strauss based on a discounted cash flow analysis
   -  Discounts cumulative stream of free cash flow to the present
   -  Assumes a terminal value based on a multiple of earnings in the future

 .  The discounted cash flow analysis, on balance, is an effective valuation tool

 .  The key assumptions utilized were as follows:

        Terminal Year:                            2005
        Discount Rates:                         13% - 14%
        Terminal Multiple of EBITDA:           7.0x - 9.0x
        Terminal Value Perpetuity Growth Rate: 4.5% - 6.5%
        Tax Rate:                                  40%
--------------------------------------------------------------------------------
PROJECT 501                           C - 31             DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                             MANAGEMENT ASSUMPTIONS
--------------------------------------------------------------------------------

LSNA
----
 . COMPOUND ANNUAL GROWTH RATE IN UNITS IS 2.9% FROM 1995-2005
 . GROSS MARGINS BEGIN AT 34.6% IN 1995 AND GROW TO 35.2% BY 2001
 . OPEX IS 21.9% OF SALES IN 1995; INCREASING TO 23.5% BY 1997, THEN DECREASING
  TO 20.5% BY 2001
 . CUMULATIVE CSSC TRANSITION AND CAPITAL EXPENDITURES OF $294.7 MILLION AND $15
  2.2 MILLION ARE INCLUDED, RESPECTIVELY

LSI
---
 . COMPOUND ANNUAL GROWTH RATE IN UNITS IS 4.2% FROM 1995 - 2005
 . GROSS MARGINS BEGIN AT 47.3% IN 1995 AND REMAIN STABLE THROUGH 2005
 . OPEX IS 23.8% OF SALES IN 1995; DECREASING TO 22.3% OF SALES BY 2005
 . CSI EXPENSES OF $337 MILLION ARE INCLUDED
 . CURRENCY REMAINS CONSTANT AT US$/DM OF 1.40 AND US$/YEN OF 85
--------------------------------------------------------------------------------
PROJECT 501                        C - 32                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                MANAGEMENT MODEL
--------------------------------------------------------------------------------


                                    1996        1997        1998        1999        2000        2001
                                  ---------   ---------   ---------   ---------   ---------   ---------
Sales                             $ 7,414.6   $ 7,686.9   $ 8,115.7   $ 8,549.9   $ 9,011.8   $ 9,384.3
  Cost of Sales                    (4,489.8)   (4,654.3)   (4,920.3)   (5,173.4)   (5,441.3)   (5,666.6)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Gross Profit                   2,924.8     3,032.6     3,195.4     3,376.5     3,570.5     3,717.7

  S,G&A                            (1,782.3)   (1,829.6)   (1,871.9)   (1,852.9)   (1,898.5)   (1,957.4)
  Other Operating Expense               --         20.3        36.2        53.9        66.5        68.5
  Depreciation                        (73.8)      (81.9)      (86.8)      (88.5)     (102.1)     (107.9)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Operating Income               1,068.7     1,141.4     1,272.9     1,489.0     1,636.4     1,720.9

  Other Income/(Expense)               16.3        20.8        20.5        20.5        20.5        20.5
  Allocated Overhead                 (147.6)     (160.3)     (198.9)     (211.5)     (205.9)     (199.8)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Management Earnings              937.4     1,001.9     1,094.5     1,298.0     1,451.0     1,541.6

  Unallocated Overhead                (43.3)      (40.0)      (40.8)      (41.7)      (42.5)      (43.5)
       EBIT                         $ 894.1     $ 961.9    $1,053.7    $1,256.3    $1,408.5    $1,498.1
                                  ---------   ---------   ---------   ---------   ---------   ---------
  Less: Taxes on EBIT @ 40.0%        (357.6)     (384.8)     (421.5)     (502.5)     (563.4)     (599.2)
     Tax-Effected EBIT                536.4       577.1       632.2       753.8       845.1       898.9

  Plus:
  -----
  Depreciation                         75.2        83.3        99.2       100.9       114.5       120.3
  Other                              (208.4)       27.9        70.0        74.0        78.7        81.4

  Less:
  -----
  Change in Working Capital          (144.7)      (53.0)      (35.6)      (47.9)      (59.8)      (79.7)
  Capital Expenditures               (292.7)     (142.3)     (165.5)     (142.5)     (150.0)     (157.5)
                                  ---------   ---------   ---------   ---------   ---------   ---------
      Unlevered Free Cash Flow      $ (34.1)  $   493.1   $   600.3   $   738.3   $   828.5   $   863.4
                                  =========   =========   =========   =========   =========   =========
      EBITDA                      $   969.2   $ 1,045.2   $ 1,152.9   $ 1,357.2   $ 1,523.0   $ 1,618.4

                                                                                    CAGR
                                                                                  --------
                                    2002        2003        2004        2005      '96-2005
                                  ---------   ---------   ---------   ---------   ---------
Sales
  Cost of Sales                   $ 9,798.1   $10,180.9   $10,565.4   $10,958.7        4.4%
                                   (5,921.4)   (6,158.1)   (6,393.2)   (6,639.6)       4.4%
                                  ---------   ---------   ---------   ---------       ----
     Gross Profit                   3,876.7     4,022.8     4,172.2     4,319.1        4.4%
 S,G&A                             (2,020.0)   (2,085.5)   (2,144.1)   (2,207.4)       2.4%
 Other Operating Expense               70.5        72.6        74.6        76.6          -
 Depreciation                        (107.1)     (110.0)     (110.0)     (110.0)       4.5%
                                  ---------   ---------   ---------   ---------       ----
     Operating Income               1,820.1     1,899.9     1,992.7     2,078.3        7.7%
     Other/Income Expense              20.5        20.5        20.5        20.5        2.6%
     Allocated Overhead              (207.4)     (215.3)     (215.3)     (215.3)       4.3%
                                  ---------   ---------   ---------   ---------       ----
     Management Earnings            1,633.2     1,705.1     1,797.9     1,883.5        8.1%
  Unallocated Overhead                (44.4)      (45.5)      (45.5)      (45.5)       0.6%
     EBIT                          $1,558.8    $1,659.6    $1,752.4    $1,838.0        8.3%
                                  ---------   ---------   ---------   ---------       ----
  Less: Taxes on EBIT                (635.5)     (663.8)     (700.9)     (735.2)       8.3%
     Tax-Effected EBIT                953.3       995.8     1,051.4     1,102.8        8.3%

Plus:
----
Depreciation                          119.5       122.4       122.4       122.4        4.4%
Other                                  84.1        87.4        79.3        80.0         --

Less:
----
Change in Working Capital              (0.4)      (41.5)        7.4       (38.5)     -13.7%
Capital Expenditures                 (165.4)     (173.6)     (182.3)     (191.4)      -4.6%
                                  ---------   ---------   ---------   ---------       ----
   Unlevered Free Cash Flow       $   991.1   $   990.5   $ 1,078.3   $ 1,075.3         --
                                  =========   =========   =========   =========       ====
   EBITDA                         $ 1,708.3   $ 1,782.0   $ 1,874.8   $ 1,960.4        8.1%

--------------------------------------------------------------------------------
PROJECT 501                            C - 33            DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------

                  DISCOUNTED CASH FLOW VALUATION - MANAGEMENT

--------------------------------------------------------------------------------

                                              Discounted Cash Flow Valuation                Discounted Cash Flow Valuation
                                           Terminal Value - Multiple of EBITDA                 Terminal Value - Growing
                                                                                                      Perpetuity
                                        ========================================          ===============================

                                 MULTIPLE OF  WEIGHTED AVERAGE COST OF CAPITAL   GROWTH   WEIGHTED AVERAGE COST OF CAPITAL
                                   EBITDA      13.0%      13.5%         14.0%     RATE      13.0%     13.5%         14.0%
                                 ---------    ---------  --------    ---------   -------- ---------  --------  ------------

PRESENT VALUE - FREE CASH FLOWS               $3,558.7   $3,468.0   $3,380.4               $3,558.7   $3,468.0     $3,380.4

TERMINAL VALUE                   7.0X         $4,042.6   $3,868.0   $3,701.7     4.5%      $3,894.3   $3,519.1     $3,190.5

                                 8.0           4,620.1    4,420.6    4,230.5     5.5%       4,455.8    3,996.9      3,600.0

                                 9.0           5,197.7    4,973.2    4,759.3     6.5%       5,190.0    4,611.2      4,118.7


TOTAL UNLEVERED VALUE            7.0X       $  7,601.4   $7,336.0   $7,082.0     4.5%      $7,453.1   $6,987.1     $6,570.9

                                 8.0           8,178.9    7,888.6    7,610.9     5.5%       8,014.5    7,464.9      6,980.4

                                 9.0           8,756.4    8,441.2    8,139.7     6.5%       8,748.8    8,079.2      7,499.0


LESS: NET DEBT                               ($1,050.0) ($1,050.0) ($1,050.0)             ($1,050.0) ($1,050.0)   ($1,050.0)

TOTAL EQUITY VALUE               7.0X          8,651.3   $8,386.0   $8,132.0     4.5%      $8,503.0   $8,037.1     $7,620.9

                                 8.0           9,228.9    8,938.6    8,660.8     5.5%       9,064.5    8,514.9      8,030.3

                                 9.0           9,806.4    9,491.2    9,189.6     6.5%       9,798.7    9,129.1      8,549.0


EQUITY VALUE PER SHARE           7.0X           $162.70    $157.71    $152.93    4.5%        $159.91    $151.14      $143.32

                                 8.0             173.56     168.10     162.87    5.5%         170.46     160.13       151.02

                                 9.0             184.42     178.49     172.82    6.5%         184.27     171.68       160.77

--------------------------------------------------------------------------------
PROJECT 501                          C-34                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------

                             MODIFIED ASSUMPTIONS
--------------------------------------------------------------------------------


REVENUES
========
                         1996             1997 - 2000             2001 - 2005
                   ---------------     ----------------        -----------------
Unit Growth              8.0%                 5.4%                    4.6%
Price Growth             2.8                  3.0                     3.0
                   ---------------     ----------------        -----------------
                        11.8%                 8.6%                    7.8%
                   ===============     ================        =================


MARGINS
=======
 . ADD 1.5% EBIT MARGIN AS % OF SALES TO MANAGEMENT CASE

    -  $125MM in 1996

    -  Assumes CSSC and CSI expenses spent as projected





________________________________________________________________________________
PROJECT 501                           C-35               DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           ECONOMIC OUTLOOK (MODIFIED)
--------------------------------------------------------------------------------

U.S./CANADA
-----------

 .  U.S. 1996 GDP FORECASTS SHOW A SLOW DOWN IN THE PROJECTED GROWTH OF THE
   ECONOMY TO 2.4% WITH THE CONSUMER PRICES FORECASTS REMAINING AT 2.9%

 .  UNEASINESS ABOUT THE BUDGET NEGOTIATIONS AND FINAL BUDGET RESOLUTION
   HAVE SHOWN THAT CONSUMER CONFIDENCE AND MARKET CONFIDENCE ARE NOT AS STRONG AS THEY SEEM

 .  CANADIAN GDP IS EXPECTED TO GROW IN 1996 AT 2.6%, FASTER THAN IN THE
   UNITED STATES, BUT UNEMPLOYMENT REMAINS HIGH AT 9.4%

EUROPE
------

 .  BRITISH 1996 GDP GROWTH IS EXPECTED TO BE LEVEL WITH THE U.S. AT 2.4%
   BUT UNEMPLOYMENT, WHILE DROPPING, IS STILL AT 8.0%

 .  GERMANY IS EXPECTED TO GROW AT 2.2% AND UNEMPLOYMENT HAS RISEN TO 9.3%

 .  IN GENERAL, EUROPEAN COUNTRIES ARE EXPECTED TO EXPERIENCE STRONGER
   GROWTH THAN THE U.S.

JAPAN/ASIA
----------

 .  FOURTH QUARTER REVITALIZATION IN MEXICAN PESO HAS INCREASED PROJECTIONS
   IN THE DEVELOPING ECONOMIES OF ASIA

 .  JAPANESE GDP IS EXPECTED TO GROW AT 2.1% IN 1996
--------------------------------------------------------------------------------
PROJECT 501                        C - 36                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                                 MODIFIED MODEL
--------------------------------------------------------------------------------

                                                            Projected
                                  ---------------------------------------------------------------------
                                    1996        1997        1998        1999        2000        2001
                                  ---------   ---------   ---------   ---------   ---------   ---------
Sales                             $ 7,495.8   $ 8,140.4   $ 8,840.5   $ 9,600.8   $10,426.4   $11,243.9
  Cost of Sales                    (4,538.9)   (4,928.9)   (5,359.7)   (5,809.3)   (6,295.5)   (6,789.5)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Gross Profit                   2,956.9     3,211.5     3,480.8     3,791.5     4,131.0     4,454.4

  S,G&A                            (1,801.9)   (1,937.5)   (2,039.0)   (2,080.7)   (2,196.5)   (2,345.2)
  Other Operating Expense               --          0.3        36.2        53.9        66.5        68.5
  Depreciation                        (73.8)      (81.9)      (86.8)      (88.5)     (102.1)     (107.9)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Operating Income               1,081.2     1,212.4     1,391.1     1,676.3     1,898.9     2,069.7

  Other Income/Expense                 16.3        20.8        20.5        20.5        20.5        20.5
  Allocated Overhead                 (147.6)     (160.3)     (198.9)     (211.5)     (205.9)     (199.8)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Management Earnings              949.9     1,072.9     1,212.7     1,485.3     1,713.5     1,890.4

  Unallocated Overhead                (43.3)      (40.0)      (40.8)      (41.7)      (42.5)      (43.5)
  Adjusted                            112.4       105.8       106.1       115.2       114.7       123.7
                                  ---------   ---------   ---------   ---------   ---------   ---------
     EBIT                           1,019.0     1,138.7     1,278.0     1,558.8     1,785.7     1,970.6
  Less: Taxes on EBIT                (407.6)     (455.5)     (511.2)     (623.5)     (714.3)     (788.2)
                                  ---------   ---------   ---------   ---------   ---------   ---------
     Tax-Effected EBIT                611.4       685.3       766.8       935.3     1,071.4     1,182.4

  Plus:
  -----
  Depreciation                         75.2        83.3        99.2       100.9       114.5       120.3

  Less:
  -----
  (Increase)/Decrease in Working     (144.7)      (60.4)      (43.8)      (57.2)      (70.6)      (95.1)
  Capital Expenditures               (292.7)     (142.3)     (165.5)     (142.5)     (150.0)     (157.5)
  (Increase)/Decrease in Other As      19.8        16.2        17.6        19.1        20.7        20.5
                                  ---------   ---------   ---------   ---------   ---------   ---------
      Unlevered Free Cash Flow      $ 269.1   $   579.9   $   674.2   $   855.6   $   986.1   $ 1,070.7
                                  =========   =========   =========   =========   =========   =========
      EBITDA                      $ 1,094.2   $ 1,222.0   $ 1,377.2   $ 1,659.7   $ 1,900.2   $ 2,090.9

                                                      Projected
                                  ---------------------------------------------     CAGR
                                    2002        2003        2004        2005      '96-2005
                                  ---------   ---------   ---------   ---------   ---------
Sales
  Cost of Sales                   $12,125.4   $13,076.0   $14,101.2   $15,206.7        8.2%
                                   (7,327.9)   (7,909.3)   (8,532.7)   (9,213.4)       8.2%
                                  ---------   ---------   ---------   ---------       ----
     Gross Profit                   4,797.5     5,166.8     5,568.5     5,993.3        8.2%
 S,G&A                             (2,499.8)   (2,678.5)   (2,861.6)   (3,063.0)       6.1%
 Other Operating Expense               70.5        72.6        74.6        76.6          -
 Depreciation                        (107.1)     (110.0)     (110.0)     (110.0)       4.5%
                                  ---------   ---------   ---------   ---------       ----
     Operating Income               2,261.1     2,450.8     2,671.4     2,896.9       11.6%
     Other/Income Expense              20.5        20.5        20.5        20.5        2.6%
     Allocated Overhead              (207.4)     (215.3)     (215.3)     (215.3)       4.3%
                                  ---------   ---------   ---------   ---------       ----
     Management Earnings            2,074.2     2,256.0     2,476.6     2,702.1       12.3%
  Unallocated Overhead                (44.4)      (45.5)      (45.5)      (45.5)       0.6%
  Adjustment                          121.3       117.7       126.9       129.3        1.6%
                                  ---------   ---------   ---------   ---------       ----
     EBIT                           2,151.1     2,328.2     2,558.0     2,785.8       11.8%
  Less: Taxes on EBIT                (860.4)     (931.3)   (1,023.2)   (1,114.3)      11.0%
                                  ---------   ---------   ---------   ---------       ----
     Tax-Effected EBIT              1,290.6     1,396.9     1,534.8     1,671.5       11.0%

Plus:
----
Depreciation                          119.5       122.4       122.4       122.4        7.0%

Less:
----
(Increase)/Decrease in Working        (13.0)      (57.3)       (5.3)      (55.8)        --
Capital Expenditures                 (165.4)     (173.6)     (182.3)     (191.4)      -4.6%
(Increase)/Decrease in Other As        22.2        23.9        25.8        27.8        1.6%
                                  ---------   ---------   ---------   ---------       ----
   Unlevered Free Cash Flow       $ 1,253.9   $ 1,312.3   $ 1,495.4   $ 1,574.5       21.7%
                                  =========   =========   =========   =========       ====
   EBITDA                         $ 2,270.6   $ 2,450.6   $ 2,680.4   $ 2,908.3       10.7%

--------------------------------------------------------------------------------
PROJECT 501                            C - 37            DILLON, READ & CO. INC.

-------------------------------------------------------------------------------
                  DISCOUNTED CASH FLOW VALUATION - PROJECTIONS
-------------------------------------------------------------------------------
                             (Dollars in millions)

                                           MANAGEMENT PROJECTIONS                                   MODIFIED PROJECTIONS
                             -------------------------------------------------    ----------------------------------------------
                                                                    CHANGE                                           CHANGE
                               1996        2000        2005       1996-2005         1996        2000        2005   1996 - 2005
                             --------    --------   ---------    -------------    ---------  ---------   --------- -------------

REVENUE                      $7,414.6    $9,011.8   $10,958.7    $3,544.1         $7,495.8   $10,426.4   $15,206.7      $7,710.9
EBITDA                       $  969.2    $1,523.0   $ 1,960.4    $  991.2         $1,094.2   $ 1,900.2   $ 2,908.3      $1,814.1
--------------------------------------------------------------------------------------------------------------------------------


REVENUE GROWTH                   10.5%        5.4%      3.7%      4.4%/(a)/           11.8%        8.6%        7.8%   8.2%/(a)/
EBITDA GROWTH                   (12.8%)      12.2%      4.6%      8.1%/(a)/            9.8%       14.5%        8.5%  11.5%/(a)/
--------------------------------------------------------------------------------------------------------------------------------


CAPEX                        $  292.7    $  150.0   $   191.4     ($101.2)         $  292.7   $   150.0   $   191.4     ($101.2)
DEPRECIATION                 $   75.2    $  114.5   $   122.4    $   47.3          $   75.2   $   114.5   $   122.4      $ 47.3
--------------------------------------------------------------------------------------------------------------------------------


EBITDA MARGIN                    13.1%       16.9%       17.9%   480/(b)/             14.6%       18.2%       19.1%   450/(b)/
WORKING CAPITAL AS % OF          13.9%       13.7%       11.8%      (2.1%)            10.0%        9.4%        8.0%    (2.1%)
 SALES
ASSET TURNS                       3.9x        4.2x        4.9x       1.0x              4.4x        5.1x        6.3x     1.8x

                     /(a)/ Compound Annual Growth Rate
                     /(b)/ Basis points
-------------------------------------------------------------------------------
PROJECT 501                           C-38             DILLION, READ & CO. INC.

CONFIDENTIAL

                   DISCOUNTED CASH FLOW VALUATION - MODIFIED

                                              Discounted Cash Flow Valuation                       Discounted Cash Flow Valuation
                                           Terminal Value - Multiple of EBITDA                       Terminal Value - Multiple of
                                                                                                          Growing Perpetuity
                                         =======================================                   =================================

                             MULTIPLE OF     WEIGHTED AVERAGE COST OF CAPITAL          GROWTH       WEIGHTED AVERAGE COST OF CAPITAL
                               EBITDA          13.0%     13.5%        14.0%             RATE        13.0%      13.5%         14.0%
                                             --------  -------        --------                      --------   ------        ------

PRESENT VALUE - FREE CASH                  $  4,722.1   $  4,603.8   $  4,490.8          $  4,722.1    $  4,603.8        $  4,490.8
 FLOWS

TERMINAL VALUE                  7.0X       $  5,997.2   $  5,738.2   $  5,491.4    4.5%  $  5,702.4    $  5,153.0        $  4,671.8
                                8.0           6,853.9      6,557.9      6,275.9    5.5%     6,524.5       5,852.5           5,271.4
                                9.0           7,710.7      7,377.6      7,060.4    6.5%     7,599.6       6,752.0           6,030.9

TOTAL UNLEVERED VALUE           7.0X       $ 10,719.3   $ 10,342.0   $  9,982.2    4.5%  $ 10,424.4    $  9,756.7        $  9,162.6
                                8.0          11,576.0     11,161.7     10,766.7    5.5%    11,246.6      10,456.3           9,762.2
                                9.0          12,432.7     11,981.4     11,551.2    6.5%    12,321.7      11,355.8          10,521.7

LESS: NET DEBT                              ($1,050.0)   ($1,050.0)   ($1,050.0)          ($1,050.0)    ($1,050.0)        ($1,050.0)


TOTAL EQUITY VALUE              7.0X       $ 11,769.2   $ 11,391.9   $ 11,032.2    4.5%  $ 11,474.4    $ 10,806.7        $ 10,212.6
                                8.0          12,626.0     12,211.7     11,816.7    5.5%    12,296.6      11,506.3          10,812.2
                                9.0          13,482.7     13,031.4     12,601.2    6.5%    13,371.7      12,405.8          11,571.7

EQUITY VALUE PER SHARE          7.0X       $    221.33  $    214.23   $   207.47   4.5%  $    215.78   $    203.23       $    192.06
                                8.0             237.44       229.65       222.2    5.5%       231.25        216.39            203.33
                                9.0             253.55       245.07       236.9    6.5%       251.46        233.30            217.61

CONFIDENTIAL
________________________________________________________________________________

                              SENSITIVITY ANALYSIS
________________________________________________________________________________


                                                      APPROXIMATE
                                                CHANGE IN PER SHARE PRICE
                                            ----------------------------------
                                            TERMINAL VALUE -  TERMINAL VALUE -
                      SENSITIVITY           EBITDA MULTIPLE   PERPETUAL GROWTH
                   -----------------        ----------------  ----------------

SALES GROWTH            +/-1%(a)                 $17.00            $16.00

EBIT/EBITDA MARGIN      +/-1%(b)                 $13.00            $12.00








----------
(a) Per annum, over 10 years projections
(b) EBIT or EBITDA as % of sales, over 10 year projections
--------------------------------------------------------------------------------
PROJECT 501                         C-40                 DILLON, READ & CO. INC.

                          COMPARABLE TRADING ANALYSIS


                           COMPARABLE MERGER ANALYSIS


                         DISCOUNTED CASH FLOW ANALYSIS


                           LEVERAGED BUYOUT ANALYSIS


                                PREMIUM ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------
                             LBO SUMMARY - LOW CASE
--------------------------------------------------------------------------------


PURCHASE PRICE
----------------------------------------------

501 Shares Outstanding                  53.175
Shares Issuable - Conv. of Option        0.405
                                      --------
        Shares Purchased                53.580
PURCHASE PRICE PER SHARE              $  175.0
Gross Purchase Price of Equity        $9,376.5
Less:  Option Proceeds                    (1.4)
                                      --------
       Purchase Price of Equity        9,375.1
Plus:  Total Debt                         38.1
Less:  Cash & Cash Equivalents        (1,088.0)
                                      --------
       Purchase Price of Net Assets  $ 8,325.1
                                      ========

OWNERSHIP
--------------------------------
Senior Subordinated Notes   3.0%
Common Equity              92.0
Management Carry            5.0
                          -----
Total                     100.0%
                          =====

PURCHASE MULTIPLES
------------------------------------------
                                    1995
                                  --------
Revenues                               1.24x
EBITDA                                 7.5
EBIT                                   8.4
Net Income                            13.5
CFO                                   12.7
Book Value                             4.0


                                                      SOURCES & USES OF FUNDS
---------------------------------------------------------------------------------------------------------------------------------
USES:                              AMOUNT          %    SOURCES:                      AMOUNT         %         RATE         TERM
-------------------------         --------       ------ -------------------------    --------      ------     -------       ----
Purchase Equity & Options         $9,376.5       98.3%  Excess Cash                  $1,050.0       11.0%      4.000%        --
Stock Option Proceeds                 (1.4)      (0.0%) Revolver                           --        0.0%      9.000%        --
Purchase Fees & Expenses              10.0        0.1%  Senior Bank Term Loan         3,984.8       41.8%      9.000%       6.0
Capitalized Fees                     150.0        1.6%  Senior Subordinated Notes     2,116.5       22.2%     12.000%        --
                                                        Common Equity                 2,383.8       25.0%         --         --
                                  --------      ------                               --------      ------
Total                             $9,535.1      100.0%  Total                        $9,535.1      100.0%
                                  ========      ======                               ========      ======

                                   PRO FORMA                                  PROJECTED
                                   --------- -----------------------------------------------------------------------------
                                      1995       1996      1997        1998       1999         2000      2001       2002
                                  ---------  ---------  ---------   ---------  ---------   ---------  --------   ---------
OPERATING SUMMARY
Sales Growth                            --       11.7%       8.6%        8.6%       8.6%        8.6%       7.8%       7.8%
EBITDA                             $1,111.3   $1,094.2   $1,222.0    $1,377.2   $1,659.7    $1,900.2   $2,090.9   $2,270.6
EBITDA Margin                         16.6%      14.6%      15.0%       15.6%      17.3%       18.2%      18.6%      18.7%
Net Asset Turns                        0.8x       0.9x       1.0x        1.0x       1.2x       1.3x        1.4x       1.5x
Capital Expenditures/Sales             5.1%       3.9%       1.7%        1.9%       1.5%        1.4%       1.4%       1.4%

CREDIT STATISTICS SUMMARY
EBIT/Interest Expense                  1.3x       1.4x       1.6x        1.9x       2.6x       3.5x        4.7x       6.6x
EBITDA/Interest Expense                 1.8        1.8        2.0         2.4        3.2         4.1        5.5        7.7
(EBITDA/Capex)/Interest Exp             1.3        1.3        1.8         2.1        2.9         3.8        5.0        7.1
Total Debt/EBITDA                       5.5        5.6        4.8         4.0        2.9         2.1        1.5        1.0
Net Debt/Net Capitalization           71.6%      70.7%      68.1%       64.2%      57.7%       48.9%      38.0%      24.2%
Senior Debt & Revolver Paydown         0.0%       0.8%       8.2%       18.6%      34.2%       54.0%      77.2%     100.0%

RETURNS
@6.0x EBITDA Common                      --         --         --        3.3%      18.9%       23.4%      24.1%      24.0%
@7.0x EBITDA Common                      --         --         --       17.8%      27.4%       29.1%      28.3%      27.2%
@8.0x EBITDA Common                      --         --         --       29.4%      34.5%       34.0%      31.9%      30.0%
@7.0x EBITDA Sub. Debt                   --         --         --       13.7%      14.0%       14.0%      13.9%      13.9%

----------------------------------------------------------------------------------------------------------------------------------

PROJECT 501                                             DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                            LBO SUMMARY - HIGH CASE
--------------------------------------------------------------------------------


PURCHASE PRICE
501 Shares Outstanding                   53.175
Shares Issuable - Conv. of Option         0.405
                                      ---------
       Shares Purchased                  53.580
PURCHASE PRICE PER SHARE              $   200.0
Gross  Purchase Price of Equity       $10,716.0
Less:  Option Proceeds                    (1.4)
                                      ---------
       Purchase Price of Equity        10,714.6
Plus:  Total Debt                          38.1
Less:  Cash & Cash Equivalents        (1,088.0)
                                      ---------
       Purchase Price of Net Assets   $ 9,664.6
                                      =========

OWNERSHIP
--------------------------------
Senior Subordinated Notes  3.0%
Common Equity             92.0
Management Carry           5.0
                         ------
Total                    100.0%
                         ======

PURCHASE MULTIPLES
---------------------------------------
                                 1995
                                --------
Revenues                           1.44x
EBITDA                             8.7
EBIT                               9.7
Net Income                        15.4
CFO                               14.5
Book Value                         4.5

                                                      SOURCES & USES OF FUNDS
----------------------------------------------------------------------------------------------------------------------------------
USES:                               AMOUNT         %      SOURCES:                    AMOUNT           %         RATE         TERM
-------------------------         ---------      ------   -------------------------  ---------       -------    -------       -----
Purchase Equity & Options         $10,716.0       98.5%   Excess Cash                $ 1,050.0          9.7%     4.000%        --
Stock Option Proceeds                  (1.4)      (0.0%)  Revolver                          --          0.0%     9.000%        --
Purchase Fees & Expenses               10.0        0.1%   Senior Bank Term Loan        3,984.8         36.6%     9.000%       6.0
Capitalized Fees                      150.0        1.4%   Senior Subordinated Notes    3,121.1         28.7%    12.000%        --
                                                          Common Equity                2,718.6         25.0%        --         --
                                  ---------      ------                              ---------        ------
Total                             $10,874.6      100.0%   Total                      $10,874.6        100.0%
                                  =========      ======                              =========        ======

                             PRO FORMA                                             PROJECTED
                             ---------     -------------------------------------------------------------------------------------
                                 1995         1996           1997         1998        1999         2000        2001       2002
                             ---------     --------       --------     --------     --------    --------    --------    --------
OPERATING SUMMARY
Sales Growth                        --        11.7%           8.6%         8.6%         8.6%        8.6%        7.8%        7.8%
EBITDA                       $ 1,111.3     $1,094.2       $1,222.0     $1,377.2     $1,659.7    $1,900.2    $2,090.9    $2,270.6
EBITDA Margin                    16.6%        14.6%          15.0%        15.6%        17.3%       18.2%       18.6%       18.7%
Net Asset Turns                   0.7x         0.8x           0.8x         0.9x         1.0x        1.1x        1.2x        1.3x
Capital Expenditures/Sales        5.1%         3.9%           1.7%         1.9%         1.5%        1.4%        1.4%        1.4%

CREDIT STATISTICS SUMMARY
EBIT/Interest Expense             1.0x         1.1x           1.3x         1.5x         2.0x        2.6x        3.3x        4.3x
EBITDA/Interest Expense            1.5          1.5            1.7          2.0          2.5         3.1         3.9         5.0
(EBITDA/Capex)/Interest Exp        1.0          1.1            1.5          1.7          2.3         2.9         3.6         4.7
Total Debt/EBITDA                  6.4          6.6            5.7          4.8          3.7         2.8         2.2         1.5
Net Debt/Net Capitalization      72.1%        72.1%          70.8%        68.3%        63.7%       57.1%       48.8%       37.9%
Senior Debt & Revolver
 Paydown                          0.0%       (0.7%)           5.1%        13.8%        27.6%       45.5%       66.7%       93.5%

RETURNS
@6.0x EBITDA Common                --            --             --      (17.5%)         7.2%       15.5%       18.2%       19.4%
@7.0x EBITDA Common                --            --             --         0.9%        17.1%       21.9%       22.8%       22.8%
@8.0x EBITDA Common                --            --             --        14.3%        25.0%       27.3%       26.7%       25.8%
@7.0x EBITDA Sub. Debt             --            --             --        12.9%        13.1%       13.2%       13.2%       13.1%

--------------------------------------------------------------------------------
PROJECT 501                                             DILLON, READ & CO. INC.

                          COMPARABLE TRADING ANALYSIS


                           COMPARABLE MERGER ANALYSIS


                         DISCOUNTED CASH FLOW ANALYSIS


                           LEVERAGED BUYOUT ANALYSIS


                                PREMIUM ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------
                 CLOSE OUT PREMIUM ANALYSIS (DEALS OVER $100MM)
--------------------------------------------------------------------------------

                                               VALUE    COMMON      %      % OWNED  PREMIUM     PREMIUM       PREMIUM
                                   PRICE        OF      SHARES      OF      AFTER    1 DAY      1 WEEK        4 WEEKS      DOW
  DATE        TARGET    ACQUIROR    PER        DEAL    ACQUIRED   SHARES    TRANS-  PRIOR TO    PRIOR TO      PRIOR TO    JONES
ANNOUNCED      NAME      NAME      SHARE      ($MIL)    (MIL)      ACQ.     ACTION   DEAL        DEAL          DEAL       CLOSE
---------     ------    -------   ------      ------   --------   ------   -------  --------    --------      --------   -------
08/25/95    GEICO Corp. Berkshire  $ 70.00   $2,322.8    33.2%      49.0%    100%     25.6%       23.1%        25.3%     4,602
                        Hathaway
                        Inc.

07/14/95    REN Corp.   COBE         20.00      177.7     8.9       47.0     100      27.0        20.3         25.9      4,709
             -USA     Laboratories

05/19/95    BIC Corp.   BIC SA       40.50      212.6     5.3       22.0     100      13.3        12.5         28.6      4,341

04/07/95    LIN          McCAW      129.90    3,323.4    25.6       48.0     100      18.2        19.7         19.7      4,193
            Broadcasting Cellular
            Corp.        Commun.

04/05/95   Club Med Inc. Club        32.00      153.4     4.8       33.0     100      41.4        39.9         44.6      4,201
            Inc.         Mediterrane
                         SA

12/28/95 Fleet           Fleet       20.00      188.1     9.4       19.0     100      19.4        18.5         18.5      3,840
          Mortgage       Mortgage
          Group Inc.     Group Inc.


11/02/94 Pacific         Pacificorp  30.00      159.0     5.3       13.0     100      23.7        23.7         23.7      3,837
         Telecom

09/08/95 Contel          GTE Corp.   25.50      254.3    10.0       10.0     100      43.7        37.8         36.0      3,909
         Cellular Inc.

07/28/94 Chemical Waste  WMX          8.85      397.4    44.9       21.4     100      10.6         8.9          1.1      3,731
         Management      Techno-
         Inc.            logies
                         Inc.

06/06/94 Ogden           Ogden Corp. 18.38      110.3     6.0       15.8     100       5.8        17.6         20.5      3,769
         projects

11/13/92 Brand Cos.      Rust        18.75      185.0     9.9       44.0     100       4.9        13.6          4.9      3,233
         Inc.            Inter-
                         national
                         Inc.

08/17/92 PHILCORP Inc.   Leucadia    25.78      139.9     5.4       36.9     100      12.1        15.2         28.9      3,325
                         National
                         Corp.

05/01/91 United         Tele-Communi- 6.19    1,189.0    64.0       46.0      98      19.9        22.2         25.7      2,930
         Artists        cations Inc.
         Entertainment

01/03/91 Ocean          Murphy Oil   19.39      391.8    20.1       39.0     100      14.1        24.1          9.2      2,574
         Drilling &        Corp.
         Exploration

11/11/90 US WEST       US West Inc.  45.03      437.5     9.7       19.0     100      47.6        58.0         83.8      2,489
         NewVector
         Group Inc.

07/06/90 Mack Trucks   Renault        6.25      103.7    16.6       40.0     100      19.0        19.0         21.8      2,905
                        Vehicules
         Inc.          Industriels
03/02/90 Shearson      American      12.90      360.0    27.9       39.0     100      -0.8        18.6          7.5      2,660
         Lehman         Express Co.
         Brothers
         Hldgs.


CLOSE OUTS OVER $                   AVERAGE       20.3%    23.1%      25.0%
                                    MEDIAN        19.0     19.7       23.7
                                    HIGH          47.6     58.0       83.8
                                    LOW           -0.8      8.9        1.1

AVERAGE PREMIUM                                   20.0%    28.4%      29.6%
  DOW AVERAGE 2,400-3,000

AVERAGE PREMIUM                                    8.3%    13.8%      13.9%
  DOW AVERAGE 3,000-3,800

AVERAGE PREMIUM                                   26.5%    24.4%      27.8%
  DOW AVERAGE 3,800-4,800

--------------------------------------------------------------------------------
PROJECT 501                   C - 45                    DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           CLOSE OUT PREMIUM ANALYSIS
--------------------------------------------------------------------------------

                                                                                                 Premium Premium  Premium
                                                                      Value    Common    % Owned  1 Day  1 week   4 Weeks
                                                            Price       of      Shares    After   Prior   Prior    Prior     Dow
Date                                                         per       Deal    Acquired   Trans-    to     to      to       Jones
Announced     Target Name            Acquiror Name          Share     ($mil)    ($mil)    action   Deal   Deal     Deal     Close
--------- --------------------- -------------------------  -------   --------  --------  -------- ------  ------  ------   ------
09/26/95  SCOR US Corp.          SCOR SA                   $ 15.25   $   55.4     3.5      99%    37.0%    35.6%    38.6%   4,766
08/25/95  GEICO Corp.            Berkshire Hathaway Inc.     70.00    2,322.8    33.2     100     25.6     23.1     25.3    4,602
07/14/95  REN Corp.-USA          COBE Laboratories           20.00      177.7     8.9     100     27.0     20.3     25.9    4,709
07/06/95  Grand Gaming Corp.     Grand Casinos Inc.           5.06       36.5     7.2     100     34.9     34.9     55.7    4,664
07/04/95  Jupiter National Inc.  Johnston Industries Inc.    32.88       28.4     0.9     100     21.8     21.8     43.0    4,585
05/19/95  BIC Corp.              BIC SA                      40.50      212.6     5.3     100     13.3     12.5     28.6    4,341
04/07/95  LIN Broadcasting Corp. McCaw Cellular Commun.     129.90    3,323.4    25.6     100     18.2     19.7     19.7    4,193
04/05/95  Club Med Inc.          Club Mediterranee SA        32.00      153.4     4.8     100     41.4     39.9     44.6    4,201
12/28/94  Fleet Mortgage Group
           Inc.                  Fleet Financial Group Inc.   20.00      188.1     9.4     100     19.4     18.5     18.5    3,840
11/02/94  Pacific Telecom        Pacificorp                   30.00      159.0     5.3     100     23.7     23.7     23.7    3,837
09/08/94  Contel Cellular Inc.   GTE Corp.                    25.50      254.3    10.0     100     43.7     37.8     36.0    3,909
08/24/94  Castle & Cooke Homes
           Inc.                  Dole Food Co. Inc.           15.75       81.5     5.6     100     35.4     41.5     55.5    3,847
07/28/94  Chemical Waste
           Management Inc.       WMX Technologies Inc.         8.85      397.4    44.9     100     10.6      8.9      1.1    3,731
06/06/94  Ogden Projects Inc.    Ogden Corp.                  18.38      110.3     6.0     100      5.8     17.6     20.5    3,769
03/01/94  FoxMeyer Corp.         National Intergroup Inc.     14.46       79.7     5.5     100      7.1      9.1     11.2    3,809
06/17/93  Hadson Energy
           Resources Corp.       Apache Corp.                 15.00       39.3     2.6     100     26.3     27.7     25.0    3,522
04/26/93  Southeastern Public
           Service Co.           DWG Corp.                    25.60       86.1     3.4     100     65.2     63.8     86.2    3,398
11/13/92  Brand Cos. Inc.        Rust International Inc.      18.75      185.0     9.9     100      4.9     13.6      4.9    3,233
08/17/92  PHILCORP Inc.          Leucadia National Corp.      25.78      139.9     5.4     100     12.1     15.2     28.9    3,325
03/02/92  Grace Energy Corp.     WR Grace & Co.               19.00       77.3     4.1     100     24.6     21.6      7.8    3,275
02/06/92  Spelling Entertainment
           Inc.                  Charter Co. (American
                                  Financial)                   7.25       43.0     5.8     100     52.6     45.0     45.0    3,256
09/18/91  Arkla Exploration Co.  Arkla Inc.                   15.44       92.6     6.0     100      8.4     28.7     30.0    3,018
08/02/91  Envirosafe Services
           Inc.                  EnviroSource Inc.            11.69       16.8     1.4     100     16.9     11.3     -2.6    3,006
07/25/91  Country Lake Foods
           Inc.                  Land O'Lakes Inc.            15.30       22.6     1.6     100     39.1     45.7     53.0    2,980
06/13/91  Weigh-Tronix           Staveley Industries PLC      22.00       25.3     1.2     100     41.9     41.9     44.3    2,965
05/01/91  United Artists
           Entertainment         Tele-Communications Inc.     16.19    1,189.0    64.0      98     19.9     22.2     25.7    2,930
03/01/91  Metcalf & Eddy Cos.
           Inc.                  Air & Water                  19.25       51.0     2.7     100     22.2     16.7     24.2    2,910
                                  Technologies Corp.
02/06/91  Hamilton Oil Corp.     BHP Holdings Inc.            40.00      524.3    13.1     100     18.5     21.2     31.1    2,831
01/25/91  Medical Management of
           America               Investor Group                8.25       12.9     1.6     100     65.0     65.0     65.0    2,502
01/03/91  Ocean Drilling &
           Exploration           Murphy Oil Corp.             19.39      391.8    20.1     100     14.1     24.1      9.2    2,574
11/11/90  US WEST NewVector
           Group Inc.            US West Inc.                 45.03      437.5     9.7     100     47.6     58.0     83.8    2,489
10/23/90  ERC Environmental and
           Energy                Ogden Corp.                  15.13       33.6     2.2     100     37.5     44.1     44.1    2,494
07/31/90  Freeport-McMoRan Oil
           and Gas               Freeport McMoRan Inc.        10.88       46.2     4.3     100     36.0     42.6     47.4    2,905
07/19/90  Caesars New Jersey
           Inc.                  Caesars World Inc.           22.58       48.4     2.2     100     40.0     49.2     44.5    2,994
07/12/90  TVX Broadcast Group
           Inc.                  Paramount                     9.50       61.4     6.5     100     26.7     90.0     85.2    2,970
                                  Communications
07/06/90  Mack Trucks Inc.       Renault Vehicules             6.25      103.7    16.6     100     19.0     19.0     21.8    2,905
                                  Industriels
05/17/90  DST Systems Inc.       Kansas City Southern         15.85       39.1     2.2     100     24.3     40.9     51.0    2,832
                                  Inds. Inc.
05/08/90  ISS International
           Service Sys.          ISS International            12.00       15.4     1.3     100     54.8     60.0     60.0    2,734
                                  Service A/S
03/02/90  Shearson Lehman
           Brothers Hldgs.       American Express Co.         12.90      360.0    27.9     100     -0.8     18.6      7.5    2,660
01/24/90  Copperweld Corp.       Imetal SA                    17.00       78.0     4.6     100     47.8     41.1     33.3    2,605

                All Close Outs:  Average                                                           28.2%    32.3%    35.1%
                                 Median                                                            25.1     25.9     30.6
                                 High                                                              65.2     90.0     86.2
                                 Low                                                               -0.8      8.9     -2.6

                Average Premium
                                 Dow Average 2,400-3,000                                           32.6%    41.2%    43.0%

                Average Premium
                                 Dow Average 3,000-3,800                                           21.3%     23.9%   23.5%

                Average Premium
                                 Dow Average 3,800-4,800                                           28.4%      27.4%   34.6%
---------------------------------------------------------------------------------------------------------------------------

PROJECT 501                     C - 46                  DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                          M&A PREMIUM ANALYSIS /(A)/
--------------------------------------------------------------------------------




                                                                                         CLOSING    CLOSING    CLOSING
                                                                                          PRICE      PRICE      PRICE
                                                                                          1 DAY      1 WEEK    4 WEEKS
                                                                                         PRIOR TO   PRIOR TO   PRIOR TO
                                                                    VALUE OF     PRICE   ANNOUNCE-  ANNOUNCE-  ANNOUNCE-
  DATE                                                            TRANSACTION     PER      MENT       MENT       MENT
ANNOUNCED          TARGET NAME               ACQUIROR NAME          ($ MIL)      SHARE     DATE       DATE       DATE
   1990
 01/08/90  First Fidelity
           Bancorporation               PNC                        $ 2,088.0   $ 36.00    $ 23.50    $ 23.25    $ 25.50
                                        Financial,Pittsburgh,PA
 02/02/90  Genentech Inc                Roche Holding AG             2,021.5     36.00      21.75      21.63      21.75
 03/06/90  MGM/UA Communications Co     Pathe Communications         1,709.0     21.50      16.88      17.13      17.00
                                        Corp
 03/16/90  Norton Co                    BTR PLC                      1,666.0     75.00      58.25      54.88      50.50
 03/19/90  UAL Corp                     United Employees             4,543.0    201.00     164.50     181.75     168.50
                                        Acquisition
 04/06/90  Novell Inc                   Lotus Development Corp       1,508.0     43.18      42.88      41.88      40.63
 06/25/90  International Lease Finance  American International       1,122.0     32.50      27.63      27.88      25.00
                                        Group
 07/02/90  General Instrument Corp      Forstmann Little & Co        1,863.0     44.50      36.25      36.38      35.50
 07/12/90  Contel Corp                  GTE Corp                     6,243.3     39.37      28.00      27.13      28.63
 07/12/90  Motel 6 LP                   Accor SA                     1,300.0     22.50      16.63      17.88      14.75
 09/12/90  Kansas Gas & Electric Co     Kansas Power and Light       1,098.7     32.00      19.75      19.63      20.63
                                        Co
 09/24/90  MCA Inc                      Matsushita Electric          7,406.0     66.00      35.00      37.00      42.75
                                        Industrial

     1991
 02/19/91  Square D Co                  Schneider SA                 2,165.3     88.00      50.25      51.75      53.63
 06/25/91  C&S/Sovran Corp              NCNB Corp,Charlotte,NC       4,259.0     31.08      19.25      18.50      18.75
 07/15/91  Manufacturers Hanover Corp   Chemical Banking Corp        2,044.2     27.08      23.25      21.75      25.13
 08/12/91  Security Pacific,Los
           Angeles                      BankAmerica Corp             4,212.7     32.89      23.00      22.63      24.63
 09/24/91  Metro Mobile CTS Inc         Bell Atlantic Corp           2,464.0     24.73      19.13      18.75      19.13

     1992
 04/16/92  Star Banc Corp               Fifth Third                  1,214.0     42.00      29.25      27.25      29.50
                                        Bancorp,Cincinnati
 05/27/92  Centel Corp                  Sprint Corp                  3,967.0     33.57      37.00      35.75      32.00
 06/08/92  Gulf States Utilities Co     Entergy Corp                 2,281.0     20.00      12.13      12.13      12.25
 06/09/92  Wetterau Inc                 Super Valu Stores Inc        1,084.3     30.25      24.00      22.75      23.75
 07/17/92  MNC Financial Inc            NationsBank Corp             1,333.0     15.17      11.25      12.00      10.50
 12/11/92  PSI Resources Inc            Cincinnati Gas &             1,548.0     28.00      18.50      18.50      18.25
                                        Electric Co

     1993
 06/10/93  Affiliated Publications Inc  New York Times Co            1,092.5     15.00      13.50      13.25      12.13
 06/10/93  Galen Health Care Inc        Columbia Hospital Corp       4,187.7     19.96      14.00      14.00      13.88
 06/16/93  Price Co                     Costco Wholesale Corp        1,666.2     36.21      32.25      29.25      29.75
 06/30/93  Quantum Chemical Corp        Hanson Trust PLC             3,219.7     20.00      12.50      12.88      14.38
 07/28/93  Medco Containment Services
           Inc                          Merck & Co Inc               6,225.7     39.00      29.75      28.63      32.00
 08/19/93  Fisher-Price Inc             Mattel Inc                   1,145.4     32.67      23.88      24.13      22.75
 09/09/93  Paramount Communications     Viacom Inc(Natl              9,600.0    107.00      55.00      57.25      53.75
                                        Amusements)
 09/22/93  Travelers Corp               Primerica Corp               3,955.9     36.99      36.00      36.00      34.50
 10/03/93  HCA-Hospital Corp of
           America                      Columbia Healthcare          5,605.0     31.76      22.75      21.63      20.63
                                        Corp
 10/06/93  Liberty Media Corp           Tele-Communications Inc      3,411.0     26.00      25.50      23.50      23.75
 10/13/93  Tele-Communications Inc      Bell Atlantic Corp          29,432.0     35.10      28.38      26.63      24.75
 12/06/93  Dreyfus Corp                 Mellon Bank                  1,848.3     50.50      40.88      38.75      41.38
                                        Corp,Pittsburgh,PA




                                                                     PREMIUM   PREMIUM
                                                                      1 DAY     1 WEEK
                                                                     PRIOR TO  PRIOR TO      PREMIUM
                                                                     ANNOUNCE- ANNOUNCE-   4 WEEKS DATE
  DATE                                                                 MENT     MENT        PRIOR TO
ANNOUNCED          TARGET NAME               ACQUIROR NAME             DATE     DATE           ANN.
     1990
 01/08/90  First Fidelity
           Bancorporation               PNC                           53.2%       54.8%     41.2%
                                        Financial,Pittsburgh,PA
 02/02/90  Genentech Inc                Roche Holding AG              65.5%       66.4%     65.5%
 03/06/90  MGM/UA Communications Co     Pathe Communications          27.4%       25.5%     26.5%
                                        Corp
 03/16/90  Norton Co                    BTR PLC                       28.8%       36.7%     48.5%
 03/19/90  UAL Corp                     United Employees              22.2%       10.6%     19.3%
                                        Acquisition
 04/06/90  Novell Inc                   Lotus Development Corp         0.7%       3.1%      6.3%
 06/25/90  International Lease Finance  American International        17.6%       16.6%     30.0%
                                        Group
 07/02/90  General Instrument Corp      Forstmann Little & Co         22.8%       22.3%     25.4%
 07/12/90  Contel Corp                  GTE Corp                      40.6%       45.1%     37.5%
 07/12/90  Motel 6 LP                   Accor SA                      35.3%       25.8%     52.5%
 09/12/90  Kansas Gas & Electric Co     Kansas Power and Light        62.0%       63.0%     55.1%
                                        Co
 09/24/90  MCA Inc                      Matsushita Electric           88.6%       78.4%     54.4%
                                        Industrial

     1991
 02/19/91  Square D Co                  Schneider SA                  75.1%       70.0%     64.1%
 06/25/91  C&S/Sovran Corp              NCNB Corp,Charlotte,NC        61.5%       68.0%     65.8%
 07/15/91  Manufacturers Hanover Corp   Chemical Banking Corp         16.5%       24.5%      7.8%
 08/12/91  Security Pacific,Los
           Angeles                      BankAmerica Corp              43.0%       45.3%     33.5%
 09/24/91  Metro Mobile CTS Inc         Bell Atlantic Corp            29.3%       31.9%     29.3%

     1992
 04/16/92  Star Banc Corp               Fifth Third                   43.6%       54.1%     42.4%
                                        Bancorp,Cincinnati
 05/27/92  Centel Corp                  Sprint Corp                   -9.3%       -6.1%      4.9%
 06/08/92  Gulf States Utilities Co     Entergy Corp                  64.9%       64.9%     63.3%
 06/09/92  Wetterau Inc                 Super Valu Stores Inc         26.0%       33.0%     27.4%
 07/17/92  MNC Financial Inc            NationsBank Corp              34.8%       26.4%     44.5%
 12/11/92  PSI Resources Inc            Cincinnati Gas &              51.4%       51.4%     53.4%
                                        Electric Co

     1993
 06/10/93  Affiliated Publications Inc  New York Times Co             11.1%       13.2%     23.7%
 06/10/93  Galen Health Care Inc        Columbia Hospital Corp        42.6%       42.6%     43.8%
 06/16/93  Price Co                     Costco Wholesale Corp         12.3%       23.8%     21.7%
 06/30/93  Quantum Chemical Corp        Hanson Trust PLC              60.0%       55.3%     39.1%
 07/28/93  Medco Containment Services
           Inc                          Merck & Co Inc                31.1%       36.2%     21.9%
 08/19/93  Fisher-Price Inc             Mattel Inc                    36.8%       35.4%     43.6%
 09/09/93  Paramount Communications     Viacom Inc(Natl               94.5%       86.9%     99.1%
                                        Amusements)
 09/22/93  Travelers Corp               Primerica Corp                 2.8%        2.8%      7.2%
 10/03/93  HCA-Hospital Corp of
           America                      Columbia Healthcare           39.6%       46.8%     54.0%
                                        Corp
 10/06/93  Liberty Media Corp           Tele-Communications Inc        2.0%       10.6%      9.5%
 10/13/93  Tele-Communications Inc      Bell Atlantic Corp            23.7%       31.8%     41.8%
 12/06/93  Dreyfus Corp                 Mellon Bank                   23.5%       30.3%     22.0%
                                        Corp,Pittsburgh,PA

        /(A)/ M&A ANNOUNCED AND COMPLETED TRANSACTIONS OVER $1 BILLION.

--------------------------------------------------------------------------------
PROJECT 501                                             DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           M&A PREMIUM ANALYSIS (a)
--------------------------------------------------------------------------------



                                                                                                Closing   Closing
                                                                                                 Price     Price      Premium
                                                                                                 1 day     1 week      1 day
                                                                                                prior to   prior to   Prior to
                                                                          Value of    Price     announce-  announce-  announce-
  Date                                                                   Transaction   Per       ment        ment       ment
Announced  Target Name                      Acquiror Name                  ($mil)     Share      date        date       date
-----------------------------------------------------------------------------------------------------------------------------
     1994
 01/07/94  Blockbuster Entertainment Corp   Viacom Inc(Natl Amusements)   $7,971.1   $ 32.21     $26.25     $27.50     $25.50
 01/10/94  TakeCare Inc                     FHP International Corp         1,033.0     80.00      51.75      55.50      52.25
 01/28/94  Continental Bank Corp NA         BankAmerica Corp               2,162.0     38.30      27.88      26.88      26.38
 03/09/94  Dr Pepper/Seven-Up Cos Inc       Cadbury Schweppes PLC          2,366.5     33.00      24.75      24.25      25.25
 03/10/94  Grumman Corp                     Northrop Corp                  2,104.0     62.00      39.88      37.50      39.00
 03/14/94  Kemper Corp                      General Electric Capital Corp  2,307.0     60.00      40.88      40.50      41.00
 05/02/94  Syntex Corp                      Roche Holding AG               5,307.2     24.00      15.25      14.00      13.38
 05/23/94  Gerber Products Co               Sandoz AG                      3,685.7     53.00      34.63      33.25      31.00
 06/29/94  Santa Fe Pacific Corp            Burlington Northern Inc        3,747.5     29.57      20.25      21.75      23.50
 07/05/94  SynOptics Communications Inc     Wellfleet Communications       1,174.3     18.31      15.75      14.25      15.75
 07/14/94  Kendall International Inc        Tyco International Ltd         1,435.4     61.34      51.00      51.38      50.25
 07/21/94  QVC Inc                          Investor Group                 1,316.9     46.00      46.00      43.44      33.75
 08/01/94  Southern National,Lumberton,NC   BB&T                           1,348.2     31.00      21.13      20.75      20.50
 08/02/94  American Cyanamid Co             American Home Products Corp    9,560.9    101.00      60.63      61.50      55.88
 08/02/94  Unitrin Inc                      American General Corp          2,611.4     50.38      41.25      39.50      39.75
 08/30/94  Lockheed Corp                    Martin Marietta Corp           5,204.1     78.65      66.00      63.25      62.38
 09/12/94  Borden Inc                       Kohlberg Kravis Roberts & Co   4,643.4     13.61      11.63      12.13      12.38
 10/05/94  HealthTrust Inc-The Hospital     Columbia/HCA Healthcare Corp   5,219.5     37.62      32.00      30.38      29.38
 10/13/94  LILCO                            New York Power Authority       2,533.0     21.50      16.50      16.75      16.75
 10/20/94  Health Systems International     FHP International Corp         1,646.3     34.00      26.50      26.63      25.25
 10/20/94  Reliance Electric Co             Rockwell International Corp    1,558.9     31.00      19.88      20.00      20.50
 11/02/94  Snapple Beverage Corp            Quaker Oats Co                 1,702.7     14.00      14.25      14.63      12.00
 12/06/94  Continental Corp                 CNA Financial Corp(Loews Corp) 1,110.0     20.00      14.38      14.38      14.75
 12/12/94  Transco Energy Co                Williams Cos Inc               2,706.0     17.50      12.63      12.25      13.13
 12/16/94  Caesars World Inc                ITT Corp                       1,695.7     67.50      42.63      42.50      43.00
 12/21/94  Teledyne Inc                     WHX Corp                       1,199.0     22.00      17.13      17.00      17.50
 12/30/94  Health Systems International     Foundation Health Corp         1,501.0     31.00      21.88      23.38      24.50
   1995
 01/09/95  Pet Inc                          Pillsbury Co(Grand Met PLC)    2,610.0     26.00      20.13      19.75      17.00
 01/26/95  Hillhaven Corp                   Vencor Inc                     1,889.2     32.25      22.88      22.13      20.50
 02/03/95  Michigan National Corp           National Australia Bank Ltd    1,455.7    110.00      87.50      87.00      76.13
 02/20/95  Compass Bancshares               First Union Corp               1,135.0     30.71      26.63      27.25      22.75
 02/21/95  Shawmut National Corp            Fleet Financial Group Inc      3,807.0     29.93      20.63      21.38      18.00
 02/28/95  Marion Merrell Dow Inc           Hoechst AG                     7,121.0     25.75      23.75      22.50      23.13
 03/02/95  US Shoe Corp(Luxottica Group)    Luxottica Group SpA            1,326.4     28.00      19.25      19.25      19.50
 03/08/95  Health Systems International     Wellpoint Health Networks Inc  1,658.1     33.79      28.25      28.88      27.38
 03/28/95  Clark Equipment Co               Ingersoll-Rand Co              1,449.8     86.00      52.63      50.63      53.50
 04/03/95  E-Systems Inc                    Raytheon Co                    2,255.4     64.00      45.38      44.75      43.75
 04/10/95  ALC Communications Corp          Frontier Corp                  1,884.1     45.50      33.25      34.00      31.38
 04/10/95  Kemper Corp                      Investor Group                 1,872.4     49.80      41.25      40.00      41.00
 04/18/95  Lincare Holdings Inc             Coram Healthcare Corp          1,031.0     38.50      29.31      29.50      28.00
 04/20/95  Bruno's Inc                      Kohlberg Kravis Roberts & Co   1,150.0     12.00       9.31       9.38       9.00
 05/01/95  Northern States Power Co         Wisconsin Energy Corp          3,036.6     45.12      44.25      44.25      43.13

                                                                               Premium      Premium
                                                                                1 day        1 day
                                                                               Prior to     Prior to   Premium
                                                                               announce-    announce-  4 weeks
  Date                                                                           ment         ment     prior to
Announced  Target Name                      Acquiror Name                       date         date      ann. date
----------------------------------------------------------------------------------------------------------------
     1994
 01/07/94  Blockbuster Entertainment Corp   Viacom Inc(Natl Amusements)          22.7%       17.1%      26.3%
 01/10/94  TakeCare Inc                     FHP International Corp               54.6%       44.1%      53.1%
 01/28/94  Continental Bank Corp NA         BankAmerica Corp                     37.4%       42.5%      45.2%
 03/09/94  Dr Pepper/Seven-Up Cos Inc       Cadbury Schweppes PLC                33.3%       36.1%      30.7%
 03/10/94  Grumman Corp                     Northrop Corp                        55.5%       65.3%      59.0%
 03/14/94  Kemper Corp                      General Electric Capital Corp        46.8%       48.1%      46.3%
 05/02/94  Syntex Corp                      Roche Holding AG                     57.4%       71.4%      79.4%
 05/23/94  Gerber Products Co               Sandoz AG                            53.0%       59.4%      71.0%
 06/29/94  Santa Fe Pacific Corp            Burlington Northern Inc              46.0%       36.0%      25.8%
 07/05/94  SynOptics Communications Inc     Wellfleet Communications             16.3%       28.5%      16.3%
 07/14/94  Kendall International Inc        Tyco International Ltd               20.3%       19.4%      22.1%
 07/21/94  QVC Inc                          Investor Group                       0.0%        5.9%       36.3%
 08/01/94  Southern National,Lumberton,NC   BB&T                                 46.7%       49.4%      51.2%
 08/02/94  American Cyanamid Co             American Home Products Corp          66.6%       64.2%      80.7%
 08/02/94  Unitrin Inc                      American General Corp                22.1%       27.5%      26.7%
 08/30/94  Lockheed Corp                    Martin Marietta Corp                 19.2%       24.3%      26.1%
 09/12/94  Borden Inc                       Kohlberg Kravis Roberts & Co         17.0%       12.2%       9.9%
 10/05/94  HealthTrust Inc-The Hospital     Columbia/HCA Healthcare Corp         17.6%       23.8%      28.0%
 10/13/94  LILCO                            New York Power Authority             30.3%       28.4%      28.4%
 10/20/94  Health Systems International     FHP International Corp               28.3%       27.7%      34.7%
 10/20/94  Reliance Electric Co             Rockwell International Corp          55.9%       55.0%      51.2%
 11/02/94  Snapple Beverage Corp            Quaker Oats Co                       -1.8%       -4.3%      16.7%
 12/06/94  Continental Corp                 CNA Financial Corp(Loews Corp        39.1%       39.1%      35.6%
 12/12/94  Transco Energy Co                Williams Cos Inc                     38.6%       42.9%      33.3%
 12/16/94  Caesars World Inc                ITT Corp                             58.3%       58.8%      57.0%
 12/21/94  Teledyne Inc                     WHX Corp                             28.4%       29.4%      25.7%
 12/30/94  Health Systems International     Foundation Health Corp               41.7%       32.6%      26.5%
   1995
 01/09/95  Pet Inc                          Pillsbury Co(Grand Met PLC)          29.2%       31.6%      52.9%
 01/26/95  Hillhaven Corp                   Vencor Inc                           41.0%       45.7%      57.3%
 02/03/95  Michigan National Corp           National Australia Bank Ltd          25.7%       26.4%      44.5%
 02/20/95  Compass Bancshares               First Union Corp                     15.3%       12.7%      35.0%
 02/21/95  Shawmut National Corp            Fleet Financial Group Inc            45.1%       40.0%      66.3%
 02/28/95  Marion Merrell Dow Inc           Hoechst AG                           8.4%       14.4%       11.3%
 03/02/95  US Shoe Corp(Luxottica Group)    Luxottica Group SpA                  45.5%       45.5%      43.6%
 03/08/95  Health Systems International     Wellpoint Health Networks Inc        19.6%       17.0%      23.4%
 03/28/95  Clark Equipment Co               Ingersoll-Rand Co                    63.4%       69.9%      60.7%
 04/03/95  E-Systems Inc                    Raytheon Co                          41.0%       43.0%      46.3%
 04/10/95  ALC Communications Corp          Frontier Corp                        36.8%       33.8%      45.0%
 04/10/95  Kemper Corp                      Investor Group                       20.7%       24.5%      21.5%
 04/18/95  Lincare Holdings Inc             Coram Healthcare Corp                31.4%       30.5%      37.5%
 04/20/95  Bruno's Inc                      Kohlberg Kravis Roberts & Co         28.9%       27.9%      33.3%
 05/01/95  Northern States Power Co         Wisconsin Energy Corp                2.0%        2.0%        4.6%

--------------------------------
(a) M&A ANNOUNCED AND COMPLETED TRANSACTIONS OVER $1 BILLION.
_______________________________________________________________________________
PROJECT 501                         C-48                 DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                           M&A PREMIUM ANALYSIS/(A)/
--------------------------------------------------------------------------------




                                                                     Closing   Closing   Closing
                                                                      Price     Price    Price      Premium   Premium
                                                                      1 day     1 week   4 weeks    1 day      1 week
                                                Value                  prior     prior    prior      prior      prior       Pre-
                                                 of                    to an-    to an-   to an-     to an-    to an-      mium
                                                Trans-     Price      nounce-   nounce-   nounce-    nounce-   nounce-    4 weeks
  Date                                          action      Per        ment      ment       ment      ment      ment     prior to
Announced Target Name      Acquiror Name        ($ mil)    share       date      date       date      date      date     ann. date
--------- ---------------- ------------------  ---------   ------    --------  --------  --------   --------  --------   ---------
  1995
 (CONT.)
05/08/95  West One Bancorp,
           Boise, Idaho     US Bancorp,
                             Portland,Oregon   $ 1,447.0   $ 39.32   $ 32.13   $ 27.38   $ 28.25     22.4%    43.6%      39.2%
05/09/95  Riverwood
           International
             Corp           Investor Group       2,437.0     20.25     20.63      20.13      17.25     -1.8%     0.6%      17.4%
05/25/95  Legent Corp       Computer Associates  1,718.6     47.95     31.25      29.00      27.25     53.4%    65.3%      76.0%
                             Intl Inc
06/13/95  First Financial
           Management       First Data Corp      5,756.1     90.20     76.75      75.25      72.75     17.5%     19.9%      24.0%
06/19/95  First Fidelity
           Bancorporation   First Union Corp     5,069.8     64.29     48.88      49.00      49.75      31.5%     31.2%     29.2%
06/20/95  LILCO             Long Island Power    2,083.5     17.50     15.50      16.00      15.00      12.9%      9.4%     16.7%
                             Authority
07/10/95  Midlantic Corp    PNC Bank Corp        2,860.6     55.09     41.00      40.00      35.56      34.4%     37.7%     54.9%
07/17/95  Scott Paper Co    Kimberly-Clark Corp  6,791.5     44.85     44.38      43.88      44.00       1.1%      2.2%      1.9%
07/21/95  Bank of Boston
           Corp             BANC ONE Corp        5,005.8     45.00     41.88      39.38      37.75       7.4%     14.3%     19.2%
07/28/95  Wallace Computer
           Services Inc     Moore Corp Ltd       1,352.0     60.00     42.88      40.88      38.38      39.9%      46.8%    56.3%
07/31/95  Capital Cities/
           ABC Inc          Walt Disney Co       18,836.7   122.38     96.13      97.75     106.25      27.3%      25.2%    15.2%
08/01/95  CBS Inc           Westinghouse
                             Electric Corp        5,036.2    82.07     65.75      67.00      69.00      24.8%      22.5%    18.9%
08/02/95  Southern Pacific
           Rail Corp        Union Pacific Corp    4,036.5    25.00     19.63      19.88      16.25      27.4%      25.8%    53.8%
08/14/95  CIPSCO Inc        Union Electric Co     1,241.5    36.44     29.63      29.63      29.25      23.0%      23.0%    24.6%
08/25/95  Fourth Financial
           Corp             Boatmen's Bancshares  1,026.2    37.25     33.75      33.50      35.63      10.4%      11.2%     4.5%
                             Inc
08/28/95  Chase Manhattan
           Corp             Chemical Banking
                             Corp                 9,865.6    56.55      53.00     52.63      53.63       6.7%       7.4%     5.4%
08/28/95  Integra Financial
           Corp             National City         2,080.5    63.25      51.88     51.38      53.13       21.9%     23.1%    19.0%
                             Corp, Cleveland
08/29/95  Turner Broad-
           casting System
           Inc              Time Warner           6,880.7    29.81      23.70      22.13      23.00      25.8%     34.7%    29.6%
09/05/95  Bank South Corp,
           Atlanta, GA      NationsBank Corp      1,590.4    27.06      23.25      22.06      20.44      16.4%     22.7%    32.4%
09/11/95  Summit Bancorpo-
           ration           UJB Financial Corp    1,111.0    32.96      25.50      24.88      24.00      29.3%     32.5%    37.3%
09/25/95  Potomac Electric
           Power Company    Baltimore Gas and     3,073.9    26.05      21.50      21.63      21.38      21.2%     20.4%    21.8%
                             Electric Co
10/10/95  Meridian Bancorp
           Inc              CoreStates Financial  2,726.3    47.16      38.81      38.56      39.50      21.5%     22.3%    19.4%
                             Corp
10/10/95  Surgical Care Af-
           filiates Inc     HealthSouth Corp      1,428.3    36.64      23.00      22.75      23.00      59.3%     61.1%    59.3%
10/18/95  First Interstate
           Bancorp, CA      Wells Fargo & Co     10,964.7   144.30     106.00     105.88     100.25       36.1%    36.3%    43.9%
10/19/95  Cordis Corp       Johnson & Johnson     1,787.0   109.00      86.00      85.00      84.25       26.7%    28.2%    29.4%
10/27/95  CBI Industries
           Inc              Praxair Inc           2,181.9    33.00      19.50      22.13      23.75       69.2%    49.1%    38.9%
11/06/95  Federal Paper
           Board Co         International Paper
                             Co                   3,319.0    55.00      45.50      39.88      37.00       20.9%     37.9%   48.6%
11/06/95  First Interstate
           Bancorp, CA      First Bank System
                             Inc                 10,051.0   132.28     106.00     105.88     100.25       24.8%     24.9%   32.0%
11/13/95  Vigoro Corp       IMC Global Inc        1,186.6    59.70      45.25      44.00      44.50       31.9%     35.7%   34.2%
11/29/95  Revco DS Inc
           (NEW)            Rite Aid Corp         2,093.6    27.50      25.00      25.25      23.75       10.0%      8.9%   15.8%
12/12/95  BayBanks Inc      Bank of Boston Corp   2,013.4   102.58      84.25      84.25      81.25       21.8%     21.8%   26.3%
12/15/95  UtiliCorp United
           Inc              Kansas City Power &   1,316.4    28.77      25.50      24.63      24.88       12.8%     16.8%   15.6%
                             Light Co

  1996
01/08/96  Loral Corp        Lockheed Martin Corp  8,648.2    38.00       36.25      35.38      35.13        4.8%      7.4%    8.2%

                                                   AVERAGE    1990 - PRESENT                               31.7%      33.1%  35.4%
                                                              1993 - PRESENT                               29.8%      31.5%  34.5%
                                                              1995 - PRESENT                               26.6%      28.1%  32.1%
                                                   MEDIAN     1990 - PRESENT                               28.8%      31.4%  33.3%
                                                              1993 - PRESENT                               27.4%      30.3%  32.4%
                                                              1995 - PRESENT                               25.3%      26.1%  32.2%

----------
/(A)/ M&A ANNOUNCED AND COMPLETED TRANSACTIONS OVER $1 BILLION.
--------------------------------------------------------------------------------
PROJECT 501                 C - 49                      DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
                               PREMIUM VALUATION
--------------------------------------------------------------------------------


                                                                    IMPLIED
                                            APPLICABLE               OFFER
    CLOSE OUT PREMIUM VALUATION               PREMIUM                PRICE(a)
   ------------------------------          ------------           ------------
     1 Day Prior to Transaction                20 - 25%             $240 - 250
     1 Week Prior to Transaction               23 - 28               246 - 256
     4 Weeks Prior to Transaction              20 - 30               240 - 260

     Valuation Based on Premium Analysis..  $240 - 260 per share


                                                                    IMPLIED
                                            APPLICABLE               OFFER
     M&A PREMIUM VALUATION                    PREMIUM                PRICE(a)
     ---------------------                 ------------           ------------

     1 Day Prior to Transaction                25 - 32%             $250 - 264
     1 Week Prior to Transaction               25 - 33               250 - 266
     4 Weeks Prior to Transaction              30 - 35               260 - 270


     Valuation Based on Premium Analysis  $250 - 270 per share


---------------------------------
(a) Assumes $200.00 trading price

--------------------------------------------------------------------------------
PROJECT 501                        C-50                  DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------

                 PUBLIC AVERAGE VS. PRIVATE AVERAGE P/E RATIOS

--------------------------------------------------------------------------------

 .  MERGER PREMIUMS APPEAR TO COMPRESS DURING PERIODS OF HIGH PUBLIC VALUATIONS
  [THE TABLE BELOW WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

             S&P 500       Average
             P/E           Merger P/E
1973         12.2          18.9
1974          7.3          13.5
1975         11.7          13.3
1976         11            15.1
1977          8.8          13.8
1978          8.3          14.3
1979          7.4          14.3
1980          9.1          15.2
1981          8.1          15.6
1982         10.2          13.9
1983         12.4          16.7
1984         10.8          17.2
1985         11.5          18
1986         16            22.2
1987         19.3          23.3
1988         12.4          21.6
1989         13.3          20.9
1990         15.2          20.1
1991         18.6          20
1992         24.2          22.7
1993         23.4          24.4
1994         19.9          24.5

-------------------
Source Mergerstat
--------------------------------------------------------------------------------
PROJECT 501                       C-51                   DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------

                             MERGER ANALYSIS (a)

--------------------------------------------------------------------------------

                        PUBLIC AVERAGE         PRIVATE AVERAGE    M&A P/E VS.
          YEAR        (S&P 500) P/E RATIO      (M&A) P/E RATIO    S&P 500 P/E
        --------    ----------------------- -------------------- --------------
          1973               12.2x                  18.9x             54.9%
          1974                7.3                   13.5              84.9
          1975               11.7                   13.3              13.7
          1976               11.0                   15.1              37.3
          1977                8.8                   13.8              56.8
          1978                8.3                   14.3              72.3
          1979                7.4                   14.3              93.2
          1980                9.1                   15.2              67.0
          1981                8.1                   15.6              92.6
          1982               10.2                   13.9              36.3
          1983               12.4                   16.7              34.7
          1984               10.8                   17.2              59.3
          1985               11.5                   18.0              56.5
          1986               16.0                   22.2              38.8
          1987               19.3                   23.3              20.7
          1988               12.4                   21.6              74.2
          1989               13.3                   20.9              57.1
          1990               15.2                   20.1              32.2
          1991               18.6                   20.0               7.5
          1992               24.2                   22.7              (6.2)
          1993               23.4                   24.4               4.3
          1994               19.9                   24.5              23.1

20-Year Average (1975-1994)  13.6x                  18.4x             35.2%
10-Year Average (1981-1990)  12.9                   19.0              46.7
10-Year Average (1985-1994)  17.4                   21.8              25.3
5-Year Average (1990-1994)   20.3                   22.3              10.3

-----------------------
(a) Source Mergerstat
--------------------------------------------------------------------------------
PROJECT 501                      C-52                    DILLON, READ & CO. INC.

                                    SUMMARY

CONFIDENTIAL
--------------------------------------------------------------------------------

                    SUMMARY OF VALUATION INDICATORS (a)(b)

--------------------------------------------------------------------------------


   [THE TABLE BELOW WAS REPRESENTED AS A BAR GRAPH IN THE PRINTED MATERIAL.]



Comparable Trading               [Shows a bold range from $190 to $210]

Comparable Acquisitions (a)      [Shows a bold range from $225 to $250
                                 representing the retail transaction range and shows a dotted area range from $170 to $260 representing selected transactions over $2.5 billion]

Management Discounted Cash Flows [Shows a bold range from $165 to $200] Modified Discounted Cash Flows [Shows a bold range from $215 to $255]
Leverage Buyout                  [Shows a bold range from $175 to $200]

Premium Analysis (b)             [Shows a bold range from $240 to $260
                                 representing the closeout premium range and shows a dotted area range from $250 to $270 representing the merger premium range]


Transaction offer price = $265





---------------------
(a) Red range includes only retail transactions, dotted area includes selected transactions over $2.5 billion.
(b) Red range includes only close out premiums, dotted area includes selected M&A transactions over $1 billion.
--------------------------------------------------------------------------------
PROJECT 501                        C-54                 DILLON, READ & CO. INC.

                      LEVERAGED RECAPITALIZATION ANALYSIS

CONFIDENTIAL
--------------------------------------------------------------------------------

                RECAPITALIZATION ANALYSIS - MODIFIED ASSUMPTIONS

--------------------------------------------------------------------------------

                                 1996      1997    1998    1999   2000   2001
COMMON EQUITY RETURNS(a)
-------------------------------
$2.5 BILLION RECAPITALIZATION
   @13.0x Forward Net Income     (29.3%)   (8.9%)   1.6%    5.6%   7.1%   8.0%
   @15.0x Forward Net Income     (18.5%)   (2.2%)   6.6%    9.4%  10.2%  10.6%
   @17.0x Forward Net Income      (7.6%)    4.1%   11.1%   12.9%  13.0%  12.9%

$4.0 BILLION RECAPITALIZATION
   @13.0x Forward Net Income     (26.8%)   (6.7%)   3.9%    7.6%   8.9%   9.6%
   @15.0x Forward Net Income     (15.5%)    0.3%    9.0%   11.5%  12.1%  12.2%
   @17.0x Forward Net Income      (4.3%)    6.7%   13.7%   15.1%  14.9%  14.6%

"DO NOTHING"
   @13.0x Forward Net Income     (32.6%)  (11.8%)  (1.3%)   2.9%   4.8%   5.9%
   @15.0x Forward Net Income     (22.3%)   (5.3%)   3.5%    6.7%   7.8%   8.4%
   @17.0x Forward Net Income     (11.9%)    0.8%    7.9%   10.0%  10.6%  10.7%



-------------------------------
(a)  Assumes $265 share price
--------------------------------------------------------------------------------
PROJECT 501                           D-1                DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------

               RECAPITALIZATION ANALYSIS - MODIFIED ASSUMPTIONS

--------------------------------------------------------------------------------


                                        1996     1997     1998     1999     2000     2001
                                     --------- -------- --------- -------- -------- --------
PRESENT VALUE PER SHARE
-----------------------
$2.5 BILLION RECAPITALIZATION(a)
    @13.0x Forward Net Income           $161.82  $164.20  $179.61  $185.57  $180.31  $174.94
    @15.0x Forward Net Income            186.72   189.46   207.24   211.81   208.05   201.86
    @17.0x Forward Net Income            211.61   214.72   234.87   240.05   235.78   228.77

$4.0 BILLION RECAPITALIZATION(b)
    @13.0x Forward Net Income           $164.98  $166.97  $182.95  $185.82  $180.66  $173.24
    @15.0x Forward Net Income            190.36   192.65   211.10   214.41   208.45   199.90
    @17.0x Forward Net Income            215.74   218.34   239.25   242.99   236.25   226.55

"DO NOTHING"(c)
    @13.0x Forward Net Income           $156.13  $157.50  $170.27  $173.70  $171.12  $166.85
    @15.0x Forward Net Income            180.15   181.73   196.46   200.42   197.44   192.52
    @17.0x Forward Net Income            204.16   205.96   222.66   227.14   223.77   218.19





-------------------------------
(a)  Equity discount rate = 15.7%
(b)  Equity discount rate = 17.6%
(c)  Equity discount rate = 14.3%
--------------------------------------------------------------------------------
PROJECT 501                         D-2                  DILLON, READ & CO. INC.

CONFIDENTIAL
--------------------------------------------------------------------------------
               RECAPITALIZATION ANALYSIS - MANAGEMENT ASSUMPTIONS
--------------------------------------------------------------------------------

                                                          1996      1997      1998      1999     2000
                                                         ------    ------    ------    ------   ------
PRICE PER SHARE
$2.5 Billion Recapitalization                            $205.0    $229.0    $262.0    $300.0   $329.0
$4.0 Billion Recapitalization                             210.0     235.0     273.0     317.0    351.0

RATE OF RETURN
$2.5 Billion Recapitalization                           (22.6%)    (7.0%)    (0.4%)     3.1%     4.4%
$4.0 Billion Recapitalization                           (20.8%)    (5.8%)     1.0%      4.6%     5.8%

                               EQUITY COST OF CAPITAL    1996      1997      1998      1999      2000
                               ----------------------    ----      ----      ----      ----      ----
PRESENT VALUE PER SHARE
$2.5 Billion Recapitalization           15.7%           $177.2    $171.1    $169.2    $167.4   $158.7
$4.0 Billion Recapitalization           17.6%            178.6     169.9     167.9     165.7    156.1

--------------------------------------------------------------------------------
PROJECT 501                                             DILLON, READ & CO. INC.

                                      D-3